                                                                     Exhibit 2.5

                                PURCHASE CONTRACT

                                     between

                     BRIAD LODGING GROUP HAUPPAUGE, L.L.C.,
                    BRIAD LODGING GROUP FRANKLIN, L.L.C., and
                      BRIAD LODGING GROUP CRANBURY, L.L.C.
                            (COLLECTIVELY, "SELLER")

                                       AND

                          APPLE HOSPITALITY FIVE, INC.
                                    ("BUYER")

                                       AND

                                  joined in by

                         BRIAD RESTAURANT GROUP, L.L.C.
                                     ("BRG")

                              DATED: April 1, 2003

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

ARTICLE I DEFINITIONS.......................................................1
   1.1     "Property".......................................................1
   1.2     "Land"...........................................................2
   1.3     "Improvements"...................................................2
   1.4     "Appurtenances"..................................................2
   1.5     "FF&E"...........................................................2
   1.6     "Supplies".......................................................2
   1.7     "Leases".........................................................3
   1.8     "Deposits".......................................................3
   1.9     "Records"........................................................3
   1.10    "Property".......................................................3
   1.11    "Utility Reservations"...........................................4
ARTICLE II PURCHASE AND SALE; PURCHASE PRICE; PAYMENT; DEPOSIT;
INDEPENDENT CONSIDERATION...................................................5
   2.1     Purchase and Sale................................................5
   2.2     Purchase Price...................................................5
   2.3     Allocation.......................................................5
   2.4     Payment..........................................................5
   2.5     Deposit..........................................................5
ARTICLE III REVIEW PERIOD...................................................6
   3.1     Review Period....................................................6
   3.2     Due Diligence Examination........................................7
   3.3     Restoration......................................................7
   3.4     Seller Exhibits..................................................7
ARTICLE IV SURVEY AND TITLE APPROVAL........................................8
   4.1     Survey...........................................................8
   4.2     Title............................................................8
   4.3     Survey or Title Objections.......................................8
ARTICLE V FRANCHISE.........................................................9
ARTICLE VI COMMISSIONS......................................................9
ARTICLE VII REPRESENTATIONS, WARRANTIES AND COVENANTS......................10
   7.1     Seller's Representations, Warranties and Covenants..............10
   7.2     Buyer's representations, warranties and covenants...............14
   7.3     Survival........................................................15
ARTICLE VIII ADDITIONAL COVENANTS..........................................15
   8.1     Subsequent Developments.........................................15
   8.2     Operations......................................................15
   8.3     Third Party Consents............................................16
   8.4     Employees.......................................................16
   8.5     Estoppel Certificates...........................................17
   8.6     Management Agreement............................................17
   8.7     Shadow Management...............................................17

   8.8     Liquor Licenses.................................................17
   8.9     Access to Financial Information.................................18
   8.10    Bulk Sales......................................................18
   8.11    Indemnification.................................................18
   8.12    Survival of Covenants...........................................20
ARTICLE IX CONDITIONS FOR CLOSING..........................................21
   9.1     Buyer's Conditions for Closing..................................21
   9.2     Seller's Conditions for Closing.................................22
   9.3     Cranbury Subdivision............................................22
ARTICLE X CLOSING AND CONVEYANCE...........................................23
   10.1    Closing; Construction Completion................................23
   10.2    Seller's Deliveries.............................................23
   10.3    Buyer's Deliveries..............................................25
ARTICLE XI COSTS...........................................................25
   11.1    Seller's Costs..................................................25
   11.2    Buyer's Costs...................................................25
ARTICLE XII ADJUSTMENTS....................................................26
   12.1    Adjustments.....................................................26
   12.2    Reconciliation and Final Payment................................27
   12.3    Employees.......................................................27
ARTICLE XIII CASUALTY AND CONDEMNATION.....................................28
   13.1    Risk of Loss; Notice............................................28
   13.2    Buyer's Termination Right.......................................28
   13.3    Procedure for Closing...........................................29
ARTICLE XIV DEFAULT REMEDIES...............................................29
   14.1    Buyer Default...................................................29
   14.2    Seller Default..................................................29
   14.3    Attorney's Fees.................................................29
ARTICLE XV NOTICES.........................................................30
ARTICLE XVI MISCELLANEOUS..................................................31
   16.1    Performance.....................................................31
   16.2    Binding Effect; Assignment......................................31
   16.3    Entire Agreement................................................31
   16.4    Governing Law...................................................31
   16.5    Captions........................................................31
   16.6    Confidentiality.................................................31
   16.7    Closing Documents...............................................31
   16.8    Counterparts....................................................31
   16.9    Severability....................................................31
   16.10   Interpretation..................................................32
   16.11   Business Day....................................................32
   16.12   Further Acts....................................................32
   16.13   Joint and Several Obligations...................................32
   16.14   Like-Kind Exchange..............................................32
ARTICLE XVII JOINDER BY BRG................................................33

SCHEDULES:

Schedule 1   Description of Hotels
Schedule 2   Description of License Agreements and Management Agreements

EXHIBITS:

Exhibit A    Legal Description
Exhibit B    List of FF&E
Exhibit C    Escrow Agreement
Exhibit D    List of Hotel Contracts
Exhibit E    Consents and Approvals
Exhibit F    Form of Estoppel Certificates
Exhibit G    Environmental Reports
Exhibit H    Form of Additional Property Escrow Agreement
Exhibit I    Form of Deed
Exhibit J    Form of Bill of Sale

                                PURCHASE CONTRACT

     This PURCHASE CONTRACT (this "Contract") is made and entered into as of the 1st day of April, 2003, by and between BRIAD LODGING GROUP HAUPPAUGE, L.L.C., a New York limited liability company ("Hauppauge LLC"), BRIAD LODGING GROUP FRANKLIN, L.L.C., a New Jersey limited liability company ("Franklin LLC"), BRIAD LODGING GROUP CRANBURY, L.L.C., a New Jersey limited liability company ("Cranbury LLC", and, collectively with Hauppauge LLC and Franklin LLC, "Seller"), with its principal office at 30A Vreeland Road, Florham Park, New Jersey 07932, and APPLE HOSPITALITY FIVE, INC., a Virginia corporation, with its principal office at 10 South Third Street, Richmond, Virginia 23219, or its assigns ("Buyer"), and joined in by BRIAD RESTAURANT GROUP, L.L.C., a New Jersey limited liability company ("BRG"), with its principal office at 30A Vreeland Road, Florham Park, New Jersey 07932.

                                    RECITALS

     A. Hauppauge LLC is the fee simple owner of a hotel property located in Hauppauge, New York more specifically identified on Schedule 1 attached hereto and incorporated herein by reference; Franklin LLC is the fee simple owner of a hotel property located in Franklin, New Jersey more specifically identified on
Schedule 1; and Cranbury LLC is the fee simple owner of a hotel property located in Cranbury, New Jersey more specifically identified on Schedule 1.

     B. Buyer is desirous of purchasing such hotel properties from Seller, and Seller is desirous of selling such hotel properties to Buyer, for the purchase price and upon terms and conditions hereinafter set forth.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     1.1 "Property" shall mean, collectively, all of the following with respect to the Hauppauge Hotel, the Franklin Hotel and the Cranbury Hotel, all of which are as hereinafter defined in this Article I: the Land, Improvements, Appurtenances, FF&E, Supplies, Leases, Deposits, Records, Service Contracts, Warranties, Licenses, FF&E Leases, Contracts, Plans and Specs, Tradenames and Utility Reservations, as well as all other real, personal or intangible property of Seller related to any of the foregoing. "Real Property" shall mean, collectively, all Land, Improvements and Appurtenances with respect to the Hauppauge Hotel, the Franklin Hotel and the Cranbury Hotel. "Personal Property" shall mean, collectively, all Property with respect to the Hauppauge Hotel, the Franklin Hotel and the Cranbury Hotel other than the Real Property.

"Hauppauge Property" shall mean all of the Property constituting, associated with or related to the Hauppauge Hotel; "Franklin Property" shall mean all of the Property constituting, associated with or related to the Franklin Hotel; and "Cranbury Property" shall mean all of the Property constituting, associated with or related to the Cranbury Hotel. "Hotel Property" shall mean, individually, the Hauppauge Property, the Franklin Property or the Cranbury Property.

     1.2 "Land" shall mean, collectively, a fee simple absolute interest in the real property more fully described in Exhibit A, which is attached hereto and incorporated herein by reference, the same being known generally as the "Hauppauge Residence Inn" (the "Hauppauge Hotel"), the "Franklin Residence Inn" (the "Franklin Hotel") and the "Cranbury Residence Inn", respectively (the "Cranbury Hotel" and, together with the Hauppauge Hotel and the Franklin Hotel, the "Hotels"), together with all rights (including without limitation all air rights and development rights), alleys, streets, strips, gores, waters, privileges, appurtenances, advantages and easements belonging thereto or in any way appertaining thereto.

     1.3 "Improvements" shall mean all buildings, structures, fixtures, parking areas and other improvements to the Land, including, without limitation, each of the Hotels and all related improvements and amenities described on Schedule 1 and all related facilities.

     1.4 "Appurtenances" shall mean all rights, titles, and interests of Seller appurtenant to the Land and Improvements (collectively, the "Appurtenances"), including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent, contiguous to or adjoining the Land.

     1.5 "FF&E" shall mean all tangible personal property and fixtures of any kind (other than personal property owned by guests of the Hotels or leased by Seller pursuant to a FF&E Lease) attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof (or acquired by Seller and so employed prior to Closing, as defined below), including, but not limited to, all furniture, fixtures, equipment, signs and related personal property; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and equipment, all shelving and partitions, all ventilating equipment, and all disposal equipment; all spa, health club and fitness equipment; all equipment used in connection with the use and/or maintenance of the guestrooms, restaurants, lounges, business centers, meeting rooms, swimming pools, sport courts and other common areas and recreational areas; all carpet, drapes, beds, furniture, televisions and other furnishings; all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils. A current list of FF&E is attached hereto as Exhibit B.

     1.6 "Supplies" shall mean all merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, restaurants, lounges, swimming pools, health clubs, spas, business centers, meeting rooms and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory, office supplies and stationery, advertising and promotional materials, china, glasses, silver/flatware, towels, linen and bedding, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and all cleaning and maintenance supplies, including those used in connection with the swimming pools, sport courts, health clubs, spas, fitness centers, restaurants, business centers, meeting rooms and other common areas and recreational areas.

     1.7 "Leases" (collectively and individually, a "Lease") shall mean all leases, franchises, licenses, occupancy agreements, "trade-out" agreements, advance bookings, convention reservations, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of, the Improvements or Land, together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the tenants, licensees, franchisees, concessionaires or other entities thereunder.

     1.8 "Deposits" shall mean all prepaid rents, deposits and reserves, including, but not limited to, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements and FF&E and other reserve accounts (if any); provided, however, that to the extent Seller has not received or does not hold all of the prepaid rents and/or deposits attributable to the Leases related to an Hotel Property, Buyer shall be entitled to a credit against the cash portion of the Purchase Price allocable to such Hotel Property in an amount equal to the amount of the prepaid rents and/or deposits attributable to the Leases transferred at the Closing of such Hotel Property.

     1.9 "Records" shall mean all books, records, promotional material, tenant data, guest history information (other than any such information owned exclusively by Licensor [as hereinafter defined]), marketing and leasing material and forms (including but not limited to any such records, data, information, material and forms in the form of computerized files located at the Hotels), market studies prepared in connection with Seller's annual plans or otherwise, keys, and other materials, information, data, legal or other documents or records of any kind owned by Seller and/or in Seller's possession or control, or to which Seller has access or may obtain, that are used in or relating to the development, construction, ownership and/or use and operation of the Hotels, including the Land, the Improvements or the FF&E, but excluding Seller's tax returns and internally generated records related to the membership and structure of each entity constituting Seller.

     1.10 "Property" shall include any and all of the following that related to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Real Property, FF&E, Supplies, Leases, Deposits or Records:

          (a) Contracts or agreements, such as maintenance, supply, service or utility contracts (collectively, the "Service Contracts");

          (b) Warranties, guaranties, indemnities and claims for the benefit of Seller with respect to the Hotels, the Property or any portion thereof, including, without limitation, all warranties and guaranties of the development, construction, completion, installation, equipping and furnishing of the Hotels, and all indemnities, bonds and claims of Seller related thereto (collectively, the "Warranties");

          (c) Permits, licenses, franchises, utility reservations, certificates of occupancy, and other documents issued by any federal, state, or municipal authority or by any private party related to the development, construction, use, occupancy, operation or maintenance of the Hotels, including, without limitation, all licenses, approvals and rights necessary to operate each of the Hotels as a Residence Inn(R) by Marriott (collectively, the "Licenses");

          (d) Telephone exchanges and numbers, trade names, trade styles, trade marks, and other identifying material, and all variations thereof, together with all related goodwill (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise, license or management agreement is a protected name or registered service mark of such hotel chain and cannot be transferred to Buyer by this Contract), provided that all such license agreements and other agreements granting a right to use the name of such hotel chain or any other trademark or trade name and all waivers of any brand standard shall be assigned to Buyer pursuant to the immediately preceding subsection (c));

          (e) Construction and other contracts, plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, and other technical descriptions and reports (collectively, the "Contracts, Plans and Specs"); and

          (f) Leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements, but only to the extent assumed by Buyer (collectively, the "FF&E Leases").

     1.11 "Utility Reservations" shall mean Seller's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service and telephone service on and for the Land and Improvements in capacities that are adequate continuously to use and operate the Improvements for the purposes for which they were intended, including, but not limited to (i) any right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Real Property, (ii) any reservations of or commitments covering any such use in the future, and (iii) any wastewater capacity reservations relating to the Real Property. Buyer shall be responsible for any requests or documents to transfer the Utility Reservations, at Buyer's sole cost and expense. Utility deposits, if any, are to be retained by Seller, or Buyer shall give Seller a credit therefore at Closing.

All of the Property shall be conveyed, assigned, and transferred to Buyer at Closing, free and clear of all mortgages, liens, encumbrances, licenses, franchises, concession agreements, security interests, prior assignments or conveyances, conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title or possession, except for the Permitted Exceptions (as hereinafter defined).

                                   ARTICLE II
                   PURCHASE AND SALE; PURCHASE PRICE; PAYMENT;
                       DEPOSIT; INDEPENDENT CONSIDERATION

     2.1 Purchase and Sale. Seller agrees to sell and convey to Buyer or its assigns, and Buyer agrees to purchase or cause its assigns to purchase from Seller, the Property, in consideration of the Purchase Price and upon the terms and conditions hereof.

     2.2 Purchase Price. Buyer agrees to pay, and Seller agrees to accept, as consideration for the conveyance of the Property, subject to the adjustments provided for in this Contract, the amount of Forty-Two Million Five Hundred Thousand and No/100 Dollars ($42,500,000.00) (the "Purchase Price").

     2.3 Allocation. The Purchase Price shall be allocated among each Hotel Property as set forth on Schedule 1. In addition, Buyer and Seller shall attempt to agree, prior to the expiration of the Review Period, on an allocation of the Purchase Price between the Real Property and Personal Property related to each Hotel Property. In the event Buyer and Seller do not agree, each party shall be free to allocate the Purchase Price to such items as they desire, subject to and in accordance with applicable laws.

     2.4 Payment. The Purchase Price of the Property, less the Deposit and interest earned thereon, if any, which Buyer elects to have applied against the Purchase Price (as provided below), shall be paid to Seller in cash, certified funds or wire transfer, at the Closing of the Property. At the Closing of the Property, the Deposit, together with interest earned thereon, if any, shall, at Buyer's election, be returned to Buyer or shall be paid over to Seller by Escrow Agent to be applied to the Purchase Price on behalf of Buyer.

     2.5 Deposit.

          (a) Within two (2) business days following the full execution and delivery of this Contract, Buyer shall deposit the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in cash, certified bank check or by wire transfer of immediately available funds (the "Initial Deposit") with the Title Company (as hereinafter defined) ("Escrow Agent"). If, pursuant to the provisions of Section 3.1 of this Contract, the Buyer elects to terminate this Contract at any time prior to the expiration of the Review Period, then the Escrow Agent shall return the Initial Deposit to the Buyer promptly upon written notice to that effect from the Buyer.

          (b) If the Buyer has not elected to terminate this Contract on or before the expiration of the Review Period, the Buyer, within two (2) business days after the expiration of the Review Period, shall deposit with the Escrow Agent the additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in cash, certified bank check or by wire transfer of immediately available funds, which sum shall be held by Escrow Agent, together with the Initial Deposit, as earnest money (the Initial Deposit and Additional Deposit, together with all interest earned thereon, are collectively referred to as the "Deposit").

          (c) The Deposit shall be held by Escrow Agent subject to the terms and conditions of an Escrow Agreement, a copy of which is attached hereto as Exhibit C, and shall be paid or applied as provided in this Contract. The Deposit shall be held in an interest-bearing account in a federally insured bank or savings institution reasonably acceptable to Seller and Buyer, with all interest to accrue to the benefit of the party entitled to receive it and to be reportable by such party for income tax purposes. Buyer's Federal Tax Identification Number is 76-0713476. The Federal Tax Identification Number for each entity constituting Seller is set forth in
Schedule 1.

                                   ARTICLE III
                                  REVIEW PERIOD

     3.1 Review Period. Buyer shall have a period through 6:00 p.m. Eastern Time on the date that is thirty (30) days after the date of execution of this Contract by Buyer and Seller (the "Review Period") to evaluate the legal, title, survey, construction, physical condition, structural, mechanical, environmental, economic, permit status, franchise status, financial and other documents and information related to the Property. Within five (5) business days following the date of this Contract, Seller, at Seller's sole cost and expense, will deliver to Buyer (or make available at the Hotels) for Buyer's review, to the extent not previously delivered to Buyer, true, correct and complete copies of the following, together with all amendments, modifications, renewals or extensions thereof owned by Seller, in the possession of Seller or Licensor or obtainable by Seller on a best efforts basis:

          (a) All Warranties and Licenses relating to the Hotels or any part thereof;

          (b) Financial statements and budgets for each of the Hotels, for the current year to date and all prior years (or partial years) in which any Hotel Property was operational (the "Financial Statements");

          (c) All real estate and personal property tax statements with respect to each of the Hotels and notices of appraised value for the Real Property for the current year (if available) and each of the two (2) calendar years prior to the current year;

          (d) Engineering, mechanical, architectural and construction plans, drawings, specifications and contracts, payment and performance bonds, title policies, reports and commitments, zoning information and marketing and economic data relating to the Hotels and the construction, development, installation and equipping thereof, as well as copies of all environmental reports and information, topographical, boundary or "as built" surveys, engineering reports, subsurface studies and other Contracts, Plans and Specs relating to or affecting the Hotels. If any Hotel is purchased by Buyer, all such documents and information relating to such Hotel shall thereupon be and become the property of Buyer without payment of any additional consideration therefor;

          (e) All FF&E Leases, Services Contracts, Leases and, if applicable, a schedule of such Leases of space in each of the Hotels, and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by Seller in connection therewith; and

          (f) All notices received from governmental authorities in connection with each of the Hotels for the current year and all prior years.

     Seller shall, upon request of Buyer, make available to Buyer and Buyer's representatives and agents, for inspection and copying during normal business hours, Records located at Seller's corporate offices, and Seller agrees to provide Buyer copies of all other reasonably requested information that is relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotels. At any time during the Review Period, Buyer may, in its sole and absolute discretion, elect not to proceed with the purchase of the Property for any reason whatsoever by giving written notice thereof to Seller, in which event: (i) the Initial Deposit shall be promptly returned by Escrow Agent to Buyer together with all accrued interest, if any, (ii) this Contract shall be terminated automatically, (iii) all materials supplied by the Seller to the Buyer shall be returned promptly to the Seller, and (iv) both parties will be relieved of all other rights, obligations and liabilities hereunder, except for the parties' obligations pursuant to Sections 3.3 and 16.6 below. If Buyer has not elected to terminate this Contract on or before expiration of the Review Period, Buyer shall deposit the Additional Deposit with Escrow Agent as provided in Section 2.5(b), above, and thereafter the Deposit shall be paid or applied as provided in this Contract.

     3.2 Due Diligence Examination. At any time during the Review Period, and thereafter through Closing of each Hotel Property, Buyer and/or its representatives and agents shall have the right to enter upon each Hotel Property at all reasonable times upon reasonable notice to Seller for the purposes of reviewing all Records and other data, documents and/or information relating to the Property and conducting such surveys, appraisals, engineering tests, soil tests (including, without limitation, Phase I and Phase II environmental site assessments), inspections of construction and other inspections and other studies as Buyer deems reasonable and necessary or appropriate to evaluate the Property, subject to providing advance or concurrent notice to Seller (the "Due Diligence Examination").

     3.3 Restoration. Buyer covenants and agrees not to damage or destroy any portion of the Property in conducting its examinations and studies of the Property during the Due Diligence Examination and, if closing does not occur, shall repair or restore any portion of the Property damaged by the conduct of Buyer, its agents, contractors or employees, to substantially the condition such portion(s) of the Property were in immediately prior to such examinations or studies. Buyer agrees to exercise reasonable care when visiting the Property, in a manner which shall not unreasonably interfere with Seller's operation of the Property, nor with the rights of any guests at the Property.

     3.4 Seller Exhibits. Seller agrees to provide complete copies of Exhibits B, D, E and G for review by Buyer not later than five (5) days after the date of this Contract. Buyer shall have until the end of the Review Period to review and approve the information on all such Exhibits. In the event Buyer does not approve any such Exhibit or the information contained therein, Buyer shall be entitled to terminate this contract by notice to Seller and the Deposit shall be returned to Buyer with all interest thereon and both parties shall be relieved of all rights, obligations and liabilities hereunder except for the parties' obligations pursuant to Sections 3.3 and 16.6.

                                   ARTICLE IV
                            SURVEY AND TITLE APPROVAL

     4.1 Survey. To the extent not previously delivered to Buyer, within two (2) days after execution of this Contract by Buyer and Seller, Seller shall deliver to Buyer true, correct and complete copies of the most recent surveys of the Real Property. In the event that an update of the surveys or new surveys (collectively, the "Survey") are desired by Buyer, then Buyer shall be responsible for all costs related thereto.

     4.2 Title. Within two (2) days after execution of this Contract by Buyer and Seller, Seller shall deliver to Buyer Seller's existing title insurance policy, including copies of all documents referred to therein, for the Real Property. Buyer's obligations under this Contract are conditioned upon Buyer being able to obtain (i) Commitments for Title Insurance (collectively, the "Title Commitment") issued by LandAmerica - Dallas National Division, 7557 Rambler Road, Suite 1200, Dallas, Texas 75231, Attention: David Long (the "Title Company"), for the most recent form of ALTA owner's policy, covering the Real Property, setting forth the current status of the title to the Real Property, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions and any other matters affecting the Real Property and pursuant to which the Title Company agrees to issue to Buyer at Closing Owner's Policies of Title Insurance on the most recent form of ALTA owner's policy available in the states in which the Land is located, with extended coverage and, to the extent applicable and available in such endorsements as may be required by Buyer (collectively, the "Title Policy"); and
(ii) true, complete, legible and, where applicable, recorded copies of all documents and instruments (the "Exception Documents") referred to or identified in the Title Commitment, including, but not limited to, all deeds, lien instruments, leases, plats, surveys, reservations, restrictions, and easements affecting the Real Property. Buyer shall promptly provide Seller with a copy of the Title Commitment issued by the Title Company.

     4.3 Survey or Title Objections. If Buyer discovers any title or survey matter which is objectionable to Buyer, Buyer may provide Seller with written notice of its objection to same at least ten (10) business days after Buyer's receipt of the Surveys, Title Commitments and Exception Documents for all of the Hotel Properties (the "Title Review Period"). If Buyer fails to so object in writing to any such matter set forth in the Survey or Title Commitment, it shall be conclusively assumed that Buyer has approved same. If Buyer disapproves any condition of title, survey or other matters by written objection to Seller on or before the expiration of the Title Review Period, Seller shall elect either to attempt to cure or not cure any such item by written notice sent to Buyer within five (5) days after Seller's receipt of notice from Buyer, and if Seller commits in writing to attempt to cure any such item, Seller shall be given until the Closing Date to cure any such defect. In the event Seller shall fail to cure a defect which Seller has committed in writing to cure prior to Closing, or if a new title defect affecting any Hotel Property arises after the date of Buyer's Title Commitment or Survey, as applicable, but prior to Closing, then Buyer may elect, in Buyer's sole and absolute discretion: (i) to waive such objection and proceed to Closing on the affected Hotel Property, or (ii) to terminate this Contract in its entirety or, at Buyer's election, as to the affected Hotel Property and receive a return of the Deposit (if Buyer terminates this Contract in its entirety) or the pro rata amount of the Deposit allocated to the affected Hotel Property (if Buyer terminates solely as to the affected Hotel Property), and any interest thereon. Items shown on the Title Commitment which are not objected to by Buyer as set forth above (other than exceptions and title defects arising after the date of Buyer's Title Commitment or Survey, as applicable, and other than those standard exceptions which are ordinarily and customarily omitted in the state in which the applicable Hotel is located, so long as Seller provides the appropriate owner's affidavit, gap indemnity or other documentation reasonably required by the Title Company for such omission) are hereinafter referred to as the "Permitted Exceptions." In no event shall Permitted Exceptions include liens, or documents evidencing liens, securing any indebtedness or any mechanics' or materialmen's liens or any claims or potential claims therefor covering any Hotel Property or any portion thereof ("Seller Liens"), which shall be paid in full by Seller and released at Closing on the affected Hotel Property.

                                    ARTICLE V
                                    FRANCHISE

     Seller has entered into a License Agreement with Marriott International ("Licensor"), more particularly described on Schedule 2 for the Hauppauge Property (the "Hauppauge License Agreement"), for the Franklin Property (the "Franklin License Agreement") and for the Cranbury Property (the "Cranbury License Agreement" and, collectively with the Hauppauge License Agreement and the Franklin License Agreement, the "License Agreements"). Seller acknowledges that it is a condition to Buyer's obligations under this Contract that Buyer shall have entered into a satisfactory license agreement with Licensor. Buyer agrees to apply for and use reasonable efforts, and Seller shall cooperate with Buyer, to obtain Licensor's written consent to the assignment to Buyer of the License Agreement, with such amendments as may be required by Buyer, or the issuance of a new franchise agreement between Licensor and Buyer. Except as expressly provided below, Seller shall be responsible for all costs related to such transfer and amendment or new license agreement, including but not limited to, the payment of license, application, transfer and similar fees thereunder, and all costs to complete the improvements set forth in any product improvement plan for the Hotels, or otherwise as may be required by Licensor. Notwithstanding the foregoing, any fees payable to Licensor for the transfer or assignment of the License Agreements or the issuance of new License Agreements shall be the responsibility of Buyer, provided that all fees payable under any License Agreement and attributable to any period prior to Closing shall be the sole responsibility of Seller. Buyer shall be responsible for any termination fee attributable to the termination, if applicable, of Seller's license agreement. Seller agrees to immediately provide all information required by Licensor in connection with such transfer and amendment or new license agreement, and Seller and Buyer shall diligently pursue obtaining such transfer and amendment or new license agreement. Buyer shall diligently and in good faith negotiate with Licensor for the transfer and amendment of the License Agreement or for new license agreements, as applicable, on terms reasonably similar to the terms of Buyer's existing license agreements with Licensor applicable to other hotels owned by Buyer and under license from Licensor.

                                   ARTICLE VI
                                   COMMISSIONS

     Seller and Buyer each represents and warrants to the other that it has not engaged any broker, finder or other party in connection with the transaction contemplated by this Contract. Buyer and Seller each agree to save and hold the other harmless from any and all losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees) involving claims made by any other agent, broker, or other person by or through the acts of Buyer or Seller, respectively, in connection with this transaction.

                                  ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 Seller's Representations, Warranties and Covenants. Each entity constituting Seller hereby jointly and severally represents, warrants and covenants to Buyer as follows:

          (a) Authority; No Conflicts. Hauppauge LLC is a New Jersey limited liability company duly formed, validly existing and in good standing in the State of New Jersey and authorized to do business and in good standing in the State of New York. Each of Franklin LLC and Cranbury LLC is a limited liability company duly formed, validly existing and in good standing in the State of New Jersey. Each entity constituting Seller has obtained all necessary consents to enter into and perform this Contract and is fully authorized to enter into and perform this Contract and to complete the transactions contemplated by this Contract. No consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by each entity constituting Seller of this Contract, except as set forth in Exhibit E, and this Contract is hereby binding and enforceable against each entity constituting Seller. Neither the execution nor the performance of, or compliance with, this Contract by any entity constituting Seller has resulted, or will result, in any violation of, or default under, or acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, promissory note, contract, or permit, or any judgment, decree, order, restrictive covenant, statute, rule or regulation, applicable to Seller or to the Hotels.

          (b) FIRPTA. No entity constituting Seller is a foreign corporation, foreign partnership, foreign trust or foreign estate (as those items are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) Bankruptcy. No entity constituting Seller, nor any of its or their partners or members, is insolvent or the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

          (d) Property Agreements. A complete list of all FF&E Leases, Service Contracts and Leases used in or otherwise relating to the operation and business of each Hotel is attached hereto as Exhibit D. Except for the License Agreements and Management Agreements, the assets constituting each "Hotel" to be conveyed to Buyer hereunder constitute all of the property and assets of Seller used in connection with the operation and business of the Hotels. There are no leases, management agreements, leasing agent's agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements (i) to which any entity constituting Seller is a party or an assignee, or (ii) binding upon any Hotel, relating to the ownership, occupancy, operation or maintenance of the Real Property, FF&E, Supplies or Tradenames, except for those Service Contracts, Leases, Warranties and FF&E Leases except as disclosed on Exhibit D, copies of which are to be delivered to Buyer pursuant to Section 3.1. Seller agrees to obtain prior to the expiration of the Review Period a waiver reasonably satisfactory in form and substance to Buyer of Manager's right of first refusal with respect to each of the Hotels, such waiver to be satisfactory to Buyer in form and substance. No party, other than Manager pursuant to such right of first refusal, has any right or option to acquire the Hotels or any portion thereof, other than Buyer.

          (e) Pending Claims. Seller has not received any written notice of: (i) any claims, demands, litigation, proceedings or governmental investigations pending or threatened against any entity constituting Seller or related to the business or assets of any of the Hotels, (ii) any special assessments or extraordinary taxes, and (iii) any pending or threatened condemnation or eminent domain proceeding which would affect the Property or any part thereof. There are no: pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Property or any portion thereof, pending unfair labor practice charges or complaints, unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto, pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders affecting any Hotel, or other pending, actual or, to the best of Seller's knowledge, threatened litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affect any Hotel or might become a lien on any Hotel (collectively, the "Pending Claims").

          (f) Environmental. With respect to environmental matters, to the best of Seller's knowledge, (i) there has been no Release or threat of Release of Hazardous Materials in, on, under, to or from the Real Property, except as disclosed in the reports set forth on Exhibit G attached hereto and incorporated herein by reference, (ii) no portion of the Real Property is being used for the treatment, storage, disposal or other handling of Hazardous Materials or machinery containing Hazardous Materials other than standard amounts of cleaning supplies and chlorine for the swimming pool, all of which are stored on the Real Property in strict accordance with applicable Environmental Requirements (as hereinafter defined) and do not exceed limits permitted under applicable laws, including without limitation Environmental Requirements, (iii) no underground storage tanks are currently located on or in the Real Property or any portion thereof, and (iv) no environmental investigation, administrative order, notification, consent order, litigation, claim, judgment or settlement with respect to the Real Property or any portion thereof is pending or threatened. As used in this Contract: "Hazardous Materials" means (1) "hazardous wastes" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (2) "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended by the Superfund Amendment and Reauthorization Act of 1986 and as otherwise amended from time to time ("CERCLA"); (3) "toxic substances" as defined by the Toxic Substances Control Act, as amended from time to time ("TSCA"), (4) "hazardous materials" as defined by the Hazardous Materials Transportation Act, as amended from time to time ("HMTA"), (5) asbestos, oil or other petroleum products, radioactive materials, urea formaldehyde foam insulation, radon gas and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls and (6) any substance whose presence is detrimental or hazardous to health or the environment, including, without limitation, microbial or fungal matter or mold, or is otherwise regulated by federal, state and local environmental laws (including, without limitation, RCRA, CERCLA, TSCA, HMTA), rules, regulations and orders, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials (collectively, "Environmental Requirements"). As used in this Contract: "Release" means spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

          (g) Title and Liens. Except for Seller Liens to be released at Closing, Seller has good and marketable fee simple absolute title to the Real Property, subject only to the Permitted Exceptions. Except for the FF&E subject to the FF&E Leases, Seller has good and marketable title to the Personal Property, free and clear of all liens, claims, encumbrances or other rights whatsoever (other than Seller Liens to be released at Closing), and there are no other liens, claims, encumbrances or other rights pending or of which Seller has received notice or which are otherwise known to Seller related to any other Personal Property.

          (h) Utilities. All appropriate utilities, including sanitary and storm sewers, water, gas, telephone, cable and electricity, are currently sufficient and available to service each Hotel and all installation, connection or "tap-on" and usage fees have been paid.

          (i) Licenses, Permits and Approvals. To the best of Seller's knowledge, the Property complies with applicable licenses, permits and approvals and federal, state or local statutes, laws, ordinances, rules, regulations, requirements and codes including, without limitation, those regarding land use, building, fire, health, safety, environmental, subdivision, water quality, sanitation controls and the Americans with Disabilities Act, and similar rules and regulations relating and/or applicable to the ownership, use and operation of the Property as it is now operated. Seller has received all licenses, permits and approvals required or needed for the lawful conduct, occupancy and operation of the business of each Hotel, and each license and permit, including without limitation each of the License Agreements, is in full force and effect. No licenses, permits or approvals necessary for the lawful conduct, occupancy or operation of the business of each Hotel requires any approval of a governmental authority for transfer of the Property except as set forth in Exhibit E.

          (j) Financial Statements. Seller has delivered copies of all prior and current (i) financial statements prepared by Crossroads Hospitality Management Company for each of the Hotels, (ii) operating statements prepared by Seller for the Hotels, and (iii) monthly financial statements for the Hotels. Each of such statements is complete and accurate in all material respects and fairly presents the results of operations of each Hotel for the respective periods represented thereby. Seller has relied upon such financial statements in connection with its ownership and operation of the Hotels.

          (k) Employees. All employees employed at each Hotel are the employees of Seller or its existing manager. There are no (i) unions organized at any Hotel, (ii) union organizing attempts, strikes, organized work stoppages or slow downs, or any other labor disputes pending or, to Seller's knowledge, threatened with respect to any of the employees at any Hotel, or (iii) collective bargaining or other labor agreements to which Seller or the Manager or any Hotel is bound with respect to any employees employed at any Hotel.

          (l) Construction.

               (i) To the best of Seller's knowledge, each of the Hotels has been and will be constructed in a good and workmanlike manner without encroachments and in accordance with the Contracts, Plans and Specs, and each Hotel is finally completed (as contemplated in Section 10.1) and open for business as a Residence Inn(R). To the best of Seller's knowledge, all construction and the contemplated use and occupancy of each Hotel as a Residence Inn(R)with the number of rooms for each Hotel specified on
     Schedule 1 is in conformity with all building permits and certificates of occupancy therefor and all applicable health, safety and similar laws, rules, regulations, ordinances and codes. Each of the Hotels has been "finally completed," and Seller agrees to deliver to Buyer prior to the expiration of the Review Period "Evidence of Final Completion" satisfactory to Buyer, for each of the Hotels, together with evidence satisfactory to Buyer of compliance of each of the Hotels with all zoning, subdivision and platting laws, rules, regulations, ordinances and codes (collectively, "Land Use Compliance"). "Evidence of Final Completion" of each Hotel shall mean: (a) Buyer shall have received satisfactory certificates of final completion from the architect(s) and/or engineer(s) and the general contractor(s) for each Hotel; and (b) Buyer shall have received satisfactory evidence that (i) all final and unconditional consents, approvals, licenses, certificates of occupancy ("C/O's") and operating permits necessary or appropriate for each Hotel to open for business to the public and operate as a Residence Inn(R)have been issued by and obtained from all applicable governmental and regulatory authorities; (ii) each Hotel is fully furnished, fitted and equipped and ready to open for business to the public and operate as a Residence Inn(R); (iii) all contractors, subcontractors, suppliers, mechanics, materialmen and other persons or entities providing labor or materials for the construction and development of each Hotel have been paid, including without limitation final and unconditional releases of liens satisfactory to Buyer and the Title Company; and (iv) all of the conditions set forth in the License Agreement for each Hotel have been satisfied and such License Agreement is in full force and effect.

               (ii) All Personal Property:

                    (x) is owned by Seller and conveyed to Buyer free from liens, encumbrances, security interests and the claims of any lessors or other parties whatsoever (other than the FF&E subject to the FF&E Leases); and

                    (y) was new as of the opening date of each Hotel and is in good condition and operating order.

               (iii) All necessary easements for ingress and egress, drainage, signage and utilities serving each Hotel have either been dedicated to the public, conveyed to the appropriate utility or will be conveyed to Buyer along with the applicable Hotel Property.

               (iv) To the best of Seller's knowledge, all drawings, plans and specifications for the Improvements have been prepared in accordance with good architectural practice and engineering and in accordance with applicable laws, rules, regulations, ordinances and codes. Seller warrants that the Contracts, Plans and Specs for each Hotel provided to Buyer are the same contracts, drawings, plans and specifications approved by the applicable governmental authorities having jurisdiction over such Hotel and that all required approvals thereof have been obtained form such authorities and form all third parties.

               (v) Seller shall indemnify and hold Buyer harmless from all costs, expenses, claims, liens and liability arising out of or related to all construction of the Improvements and acquisition and installation of the FF&E and all other Personal Property furnished, performed or completed prior to the Closing Date. In the event of the filing of a mechanic's or materialmen's lien against any portion of any Hotel Property, Seller shall cause the same to be released at least ten (10) days prior to Closing on the affected Hotel Property.

               (vi) Seller warrants (x) that all materials and equipment furnished with respect to the Improvements, FF&E and other Personal Property were new as of the opening date of each Hotel, (y) that all Improvements, FF&E and other Personal Property are of good quality and, to the best of Seller's knowledge, free from faults and defects and (z) at Closing, title to all Improvements, FF&E and Personal Property will vest in Buyer, free and clear of all liens, claims, security interests or encumbrances except for Permitted Exceptions and applicable FF&E Leases.

               (vii) In addition to, but not in limitation of, other warranties set forth herein or in any Warranties, Contracts, Plans and Specs, if, within (I) one (1) year after the date of Closing in the case of the Cranbury Hotel and the Franklin Hotel and (II) six (6) months after the date of Closing in the case of the Hauppauge Hotel, any of the construction (whether materials or workmanship) is found to be defective or not in accordance with the approved Contracts, Plans and Specs in any material respect, upon notice from Buyer, Seller shall, at its sole cost and expense, promptly cause any such defect or nonconforming work to be corrected. As to FF&E and other Personal Property, Seller warrants the same to be free from defects for a period of (x) one (1) year from the date of Closing in the case of the Cranbury Hotel and the Franklin Hotel and (y) six (6) months from the date of Closing in the case of the Hauppauge Hotel.

          (m) Operations. Each Hotel is being and through the Closing Date will be operated in accordance with all applicable laws, rules, regulations, ordinances and codes.

As used herein, "Seller's knowledge" or "known to Seller" or similar statements include, without limitation, reasonable inquiry by Seller of Steve Sharf and Marlene Laveman and of the general manager and the chief engineer of the management company for each of the Hotels.

     7.2 Buyer's representations, warranties and covenants. Buyer represents, warrants and covenants:

          (a) Authority. Buyer is a corporation duly formed, validly existing and in good standing in the Commonwealth of Virginia. Buyer has received or will have received on or before the expiration of the Review Period all necessary consents of the Board of Directors of Buyer that Buyer is fully authorized to complete the transactions contemplated by this Contract.

No other consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by Buyer of this Contract, and this Contract is hereby binding and enforceable against Buyer.

          (b) Bankruptcy. Buyer is not insolvent nor the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

     7.3 Survival. All of the representations and warranties set forth in this Contract are true, correct and complete as of the date hereof and the statements set forth therein (without qualification or limitation as to a party's knowledge thereof) shall be true, correct and complete as of the Closing Date. All of the representations and warranties made herein shall survive Closing on each Hotel Property for a period of eighteen (18) months and shall not be deemed to merge into or be waived by any Seller's Deed or any other closing documents.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

     8.1 Subsequent Developments. After the date of this Contract and until the Closing Date, Seller shall keep Buyer fully informed of all subsequent developments of which Seller has knowledge ("Subsequent Developments") which would cause any of Seller's representations or warranties contained in this Contract to be no longer accurate in any material respect.

     8.2 Operations. Seller shall, from and after the date hereof through the Closing on each Hotel Property:

          (a) Continue to maintain the Property generally in accordance with past practices of Seller and in compliance with the License Agreements, including, without limitation, (i) using reasonable efforts to keep available the services of all present employees at each Hotel and to preserve its relations with guests, suppliers and other parties doing business with Seller with respect to each Hotel, (ii) accepting booking contracts for the use of the Hotels' facilities on terms not less favorable than the terms typically arranged by Seller for its other properties and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for the Hotels' facilities, (iv) maintaining the present level of insurance with respect to each Hotel in full force and effect until the Closing Date for such Hotel and (v) remaining in substantial compliance with all current Licenses;

          (b) Keep, observe, and perform all its obligations under the Leases, the Service Contracts, the FF&E Leases, the License Agreements, the Management Agreements, the Contracts, Plans and Specs, the Warranties and all other applicable contractual arrangements relating to each Hotel;

          (c) Not cause or permit the removal of FF&E from any Hotel except for the purpose of discarding worn, damaged, defective and valueless items that have been replaced with new, non-defective FF&E of equal or better quality; timely make all repairs, maintenance, and replacements to keep all FF&E and all other Personal Property and all Real Property in good operating condition; keep and maintain each Hotel in a good state of repair and condition, reasonable and ordinary wear and tear excepted; and not commit waste of any portion of any Hotel;

          (d) Maintain the levels and quality of the Personal Property generally at the levels and quality existing on the date hereof and keep merchandise, supplies and inventory adequately stocked, consistent with good business practice, as if the sale of the Hotels hereunder were not to occur, including, without limitation, maintaining linens and bath towels at least at a 2-par level for all suites of each Hotel;

          (e) Advise Buyer promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting any Hotel which is instituted or threatened after the date of this Contract or if any representation or warranty contained in this Contract shall become false;

          (f) Not take, or purposefully omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Seller contained in this Contract;

          (g) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on each Hotel or any part thereof prior to the delinquency date, and comply with all federal, state, and municipal laws, ordinances, regulations and orders relating to each Hotel;

          (h) Not sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any lien or encumbrance (other than a Permitted Exception and sales of food and beverages in the ordinary course of business) on, the Property or any portion thereof; and

          (i) Not allow any permit, receipt, license, franchise or right currently in existence with respect to the operation, use, occupancy or maintenance of any Hotel to expire, be canceled or otherwise terminated.

Seller shall not, without first obtaining the written approval of Buyer, which approval shall not be unreasonably withheld, enter into any new FF&E Leases, Service Contracts, Leases or other contracts or agreements (other than bookings made in the ordinary course of business) related to any Hotel, or extend any existing such agreements, unless such agreements (x) can be terminated, without penalty, upon thirty (30) days' prior notice or (y) will expire prior to the Closing Date of the affected Hotel.

     8.3 Third Party Consents. Prior to the Closing Date for any Hotel, Seller shall, at Seller's expense, obtain any and all third party consents and approvals required in order to transfer such Hotel to Buyer, including, without limitation, all consents and approvals referred to on Exhibit E (collectively, the "Third Party Consents").

     8.4 Employees. Buyer and its employees, representatives and agents shall have the right to communicate with the corporate staff of each entity constituting Seller, the Hotels and the Manager, including without limitation, the general manager of each Hotel, at any time before Closing. Buyer shall not unreasonably interfere with the operations of the Hotels while engaging in such communication.

     8.5 Estoppel Certificates. Seller shall obtain from (i) each tenant (if any) under any Lease affecting any Hotel (but not from current or prospective occupants of hotel rooms and suites within the Hotel), (ii) each lessor under each FF&E Lease for each Hotel designated by Buyer as a material FF&E Lease,
(iii) the Licensor, and (iv) the Manager, deliver to Buyer not less than five
(5) days before the Closing of the affected Hotel, estoppel certificates substantially in the forms attached hereto as Exhibit F (with respect to the estoppel certificates from tenants, if any, and lessors under FF&E Leases) and otherwise in form and substance reasonably acceptable to Buyer.

     8.6 Management Agreement. Seller is a party to existing Management Agreements with Crossroads Hospitality Management Company ("Manager"), more particularly described on Schedule 2 for the Hauppauge Hotel Property (the "Hauppauge Management Agreement"), for the Franklin Hotel Property (the "Franklin Management Agreement") and for the Cranbury Hotel Property (the "Cranbury Management Agreement" and collectively with the Hauppauge Management Agreement and the Franklin Management Agreement, the "Existing Management Agreements"), each of which shall be terminated effective as of the Closing, at no liability, cost or expense to Buyer. Seller shall be responsible for negotiating with Manager terminations of each of the Existing Management Agreements acceptable to Buyer, including waivers by Manager of any and all rights of first refusal and/or other purchase rights or options ("Purchase Rights") with respect to each of the Hotels. As a condition to Buyer's obligations hereunder, each of the Existing Management Agreements shall have been terminated as provided herein and Buyer shall have entered into a new management agreement with a manager satisfactory to Buyer ("Buyer's Manager") for each Hotel, such new agreements to be satisfactory in form and substance to Buyer. Seller will be solely responsible for paying any applicable termination costs, expenses, fees and liabilities under the Existing Management Agreements.

     8.7 Shadow Management. No sooner than thirty (30) days prior to Closing, Seller and Manager shall permit Buyer and/or Buyer's Manager to establish and maintain a shadow management operation with respect to each Hotel prior to the Closing Date for such Hotel; provided, however, that Buyer may observe but may not give any directions or instructions to any of such Hotel's employees prior to Closing on such Hotel. Personnel from any such shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller and Manager or its or their agents concerning the Hotel; provided, however, that Buyer and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotels, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Contract, and (c) shall not be deemed to have assumed management responsibilities by virtue of such shadow management.

     8.8 Liquor Licenses. Seller represents, warrants and covenants that no liquor or alcoholic beverages are sold, and none will be sold, at any of the Hotels prior to Closing. Seller agrees to assist Buyer and/or Buyer's Manager in obtaining liquor licenses and alcoholic beverage licenses necessary or desirable in connection with the operation of any restaurants, bars and lounges located within each Hotel (the "Liquor Licenses") in the event Buyer or Buyer's Manager elects to apply for any such Liquor Licenses.

     8.9 Access to Financial Information. Buyer's representatives shall have access to all financial and other information relating to the Hotels to the extent necessary to enable Buyer's representatives to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of Buyer. Seller shall also provide to Buyer's representative a signed representation letter in form and substance reasonably acceptable to Seller sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotels.

     8.10 Bulk Sales. At Seller's risk and expense, Seller shall take all steps reasonably necessary to comply with the requirements of a transferor under all bulk transfer laws applicable to the transactions contemplated by this Contract.

     8.11 Indemnification. If the transactions contemplated by this Contract are consummated as provided herein, with respect to any Hotel Property sold by Seller to Buyer :

          (a) Indemnification of Buyer. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Buyer for a breach hereof, Seller hereby agrees to indemnify, defend and hold harmless Buyer and its respective designees, successors and assigns from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys' fees) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

               (i) any claim made or asserted against Buyer or any of the Property by a creditor of Seller, including any claims based on or alleging a violation of any bulk sales act or other similar laws;

               (ii) the breach of any representation, warranty, covenant or agreement of Seller contained in this Contract;

               (iii) any liability or obligation of Seller not expressly assumed by Buyer pursuant to this Contract;

               (iv) any claim made or asserted by Manager or any employee of Seller or Manager arising out of Seller's decision to sell the Property and/or the termination of any of the Existing Management Agreements and/or any employment agreements;

               (v) the conduct and operation by Seller of the Hotels or the ownership, use or operation of the Property prior to Closing;

               (vi) losses arising with respect to the employee benefit liabilities and obligations retained, and agreements made, by Seller pursuant to this Contract; and

               (vii) losses arising out of the funding, operation, administration, amendment or termination by Seller, or the withdrawal or partial withdrawal of Seller from, any employee plan or arrangement maintained or contributed to by Seller whether arising out of or relating to an event or state of facts occurring or existing before, on or after Closing Date (including, but not limited to losses arising under ERISA or the Internal Revenue Code).

          (b) Indemnification of Seller. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Seller for a breach hereof, Buyer hereby agrees, with respect to this Contract, to indemnify, defend and hold harmless Seller from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys' fees) of every kind, nature and description in existence before, on or after Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

               (i) the breach of any representation, warranty, covenant or agreement of Buyer contained in this Contract; and

               (ii) the conduct and operation by Buyer of its business at each Hotel purchased by Buyer after the Closing.

          (c) Indemnification Procedure for Claims of Third Parties. Indemnification, with respect to claims resulting from the assertion of liability by those not parties to this Contract (including governmental claims for penalties, fines and assessments), shall be subject to the following terms and conditions:

               (i) The party seeking indemnification (the "Indemnified Party") shall give prompt written notice to the party or parties from which it is seeking indemnification (the "Indemnifying Party") of any assertion of liability by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Section 8.11, which notice shall state the nature and basis of the assertion and the amount thereof, to the extent known; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

               (ii) If in any action, suit or proceeding (a "Legal Action") the relief sought is solely the payment of money damages, and if the Indemnifying Party specifically agrees in writing to indemnify such Indemnified Party with respect thereto and demonstrates to the reasonable satisfaction of such Indemnified Party its financial ability to do so, the Indemnifying Party shall have the right, commencing thirty (30) days after such notice, at its option, to elect to settle, compromise or defend, pursuant to this paragraph, by its own counsel and at its own expense, any such Legal Action involving such Indemnified Party's asserted liability. If the Indemnifying Party does not undertake to settle, compromise or defend any such Legal Action, such settlement, compromise or defense shall be conducted in the sole discretion of such Indemnified Party, but such Indemnified Party shall provide the Indemnifying Party with such information concerning such settlement, compromise or defense as the Indemnifying Party may reasonably request from time to time. If the Indemnifying Party undertakes to settle, compromise or defend any such asserted liability, it shall notify such Indemnified Party in writing of its intention to do so within thirty (30) days of notice from such Indemnified Party provided above.

               (iii) Notwithstanding the provisions of the previous subsection of this Contract, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party. Furthermore, (x) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (y) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (z) if a judgment against Buyer, as the Indemnified Party, in the Legal Action will, in the good faith opinion of Buyer, establish a custom or precedent which will be adverse to the best interest of its continuing business, the Indemnifying Party, shall not be entitled to assume the defense of the Legal Action and the defense shall be handled by the Indemnified Party. If the defense of the Legal Action is handled by the Indemnified Party under the provisions of this subsection, the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense.

               (iv) In any Legal Action initiated by a third party and defended by the Indemnified Party (w) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (x) the Indemnifying Party shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (y) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accounts and other representatives, all books and records of Seller relating to such Legal Action and (z) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

               (v) In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Buyer or its respective assets, employees, affiliates or business, or relief which Buyer reasonably believes could establish a custom or precedent which will be adverse to the best interests of its continuing business.

     8.12 Survival of Covenants. Unless waived or terminated as provided herein, all of the covenants and agreements made by Seller and Buyer in this Contract and in the Schedules and Exhibits hereto shall be continuing and shall survive Closing on the applicable Hotel Property, notwithstanding any investigation at any time made by or on behalf of any party, and shall terminate with respect to each Hotel Property acquired by Buyer eighteen (18) months after Closing on such Hotel Property.

                                   ARTICLE IX
                             CONDITIONS FOR CLOSING

     9.1 Buyer's Conditions for Closing. Unless otherwise waived in writing, and without prejudice to Buyer's right to cancel this Contract during the Review Period, the duties and obligations of Buyer to proceed to Closing on each Hotel Property under the terms and provisions of this Contract are and shall be expressly subject to strict compliance with, and satisfaction or waiver of, each of the conditions and contingencies set forth in this Contract, each of which shall be deemed material to this Contract. In the event of the failure of any of the conditions set forth in this Section 9.1 or of any other condition to Buyer's obligations provided for in this Contract, which condition is not waived in writing by Buyer, Buyer shall have the right at its option to declare this Contract terminated, in which case the Deposit and any interest thereon shall be immediately returned to Buyer and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided herein, with respect to this Contract.

          (a) All of Seller's representations and warranties contained in or made pursuant to this Contract shall be true and correct in all material respects as if made again on each Closing Date.

          (b) Buyer shall have received all of the instruments and conveyances listed in Section 10.2.

          (c) Seller shall have performed, observed and complied in all material respects with all of the covenants, agreements, closing requirements and conditions required by this Contract to be performed, observed and complied with by Seller, as and when required hereunder.

          (d) The Existing Management Agreements shall have been terminated by Seller, and Manager shall have waived all Purchase Rights with respect to each of the Hotels, all at no cost, liability and expense to Buyer, and all pursuant to agreements in form and substance reasonably acceptable to Buyer, and Buyer shall have entered into new management agreements with Buyer's Manager on terms and conditions satisfactory to Buyer.

          (e) Seller shall have provided to Buyer C/O's and other Evidence of Final Completion and evidence of Land Use Compliance for each of the Hotels, all in form and substance reasonably satisfactory to Buyer.

          (f) The License Agreements shall have been assigned, amended and transferred to Buyer with Licensor's consent, such License Agreements, assignment, amendment and consent to be satisfactory to Buyer in form and substance, or Buyer shall have entered into new license and franchise agreements with Licensor on terms and conditions reasonably satisfactory to Buyer.

          (g) Third Party consents in form and substance reasonably satisfactory to Buyer shall have been obtained and furnished to Buyer.

          (h) Additional Property Escrow Agreement. Buyer and certain affiliates of Seller (collectively, "Briad"), shall have entered into an escrow agreement (the "Additional Property Escrow Agreement") in the form attached hereto as Exhibit H with respect to certain hotel properties identified therein, which hotel properties are currently under, or proposed for, development by Briad.

     9.2 Seller's Conditions for Closing. Unless otherwise waived in writing, and without prejudice to Seller's right to cancel this Contract during the Review Period, the duties and obligations of Seller to proceed to Closing under the terms and provisions of this Contract are and shall be expressly subject to strict compliance with, and satisfaction or waiver of, each of the conditions and contingencies set forth in this Section 9.2, each of which shall be deemed material to this Contract. In the event of the failure of any of the conditions set forth in this Section 9.2, which condition is not waived in writing by Seller, Seller shall have the right at its option to declare this Contract terminated and null and void, in which case the remaining Deposit and any interest thereon shall be immediately returned to Buyer and each of the parties shall be relieved from further liability to the other, except as otherwise expressly provided herein, with respect to this Contract.

          (a) All of Buyer's representations and warranties contained in or made pursuant to this Contract shall be true and correct in all material respects as if made again on the Closing Date.

          (b) Seller shall have received all of the money, instruments and conveyances listed in Section 10.3.

          (c) Buyer shall have performed, observed and complied in all material respects with all of the covenants, agreements, closing requirements and conditions required by this Contract to be performed, observed and complied with by Buyer, as and when required hereunder.

          (d) Additional Property Escrow Agreement. Buyer and Briad shall have entered into an escrow agreement (the "Additional Property Escrow Agreement") in the form attached hereto as Exhibit H with respect to certain hotel properties identified therein, which hotel properties are currently under, or proposed for, development by Briad.

     9.3 Cranbury Subdivision. Buyer and Seller acknowledge that the description of the Cranbury Property attached hereto as Exhibit A-3 will result from a subdivision that is currently pending to subdivide the land constituting the Cranbury Property from a pad site more particularly described on Exhibit A-4 (the "Cranbury Pad Site"). Seller anticipates selling the Cranbury Pad Site pursuant to a contract with Tower Investments, L.L.C., a New Jersey limited liability company, as buyer ("Pad Buyer"), dated July 16, 2002 (the "Pad Contract"). Seller acknowledges that it is a condition to Closing by Buyer hereunder that (a) the Cranbury Pad Site and the Cranbury Property be separately subdivided and that Buyer shall have approved the subdivision, (b) Buyer shall not incur any loss, cost, expense or liability in connection with either the subdivision or the sale of the Cranbury Pad Site, (c) the use and development of the Cranbury Pad Site shall be restricted in a manner reasonably satisfactory to Buyer pursuant to restrictive covenants that run with the land and that shall be approved by Buyer before the sale of the

Cranbury Pad Site to the Pad Buyer and shall be recorded by Seller at Seller's expense (the "Pad Restrictions"), and (d) any cross-easement agreement providing access to the Cranbury Pad Site shall have been approved by Buyer. Any adjustments in the property lines of the Cranbury Property or the Cranbury Pad Site and any amendments to the cross-easement agreement reviewed by Buyer during the Review Period shall be subject to Buyer's reasonable prior written approval. In the event that Buyer elects (in its sole discretion) to close on the purchase of the Cranbury Property prior to the subdivision of the Cranbury Pad Site and the closing of the sale of the Cranbury Pad Site to the Pad Buyer pursuant to the Pad Contract, Buyer and Seller shall cooperate to effect the sale of the Cranbury Property to Buyer such that Seller retains (x) all obligations and liabilities with respect to the subdivision of the Cranbury Pad Site and (y) the benefits, obligations and liabilities under the Pad Contract, and Buyer shall incur no liability in connection therewith, and Seller shall indemnify and hold Buyer harmless in connection therewith. In the event the Cranbury Pad Site is separately subdivided from the Cranbury Property but the sale of the Cranbury Pad Site to the Pad Buyer is not consummated, the Cranbury Pad Site shall remain subject to the Pad Restrictions.

                                   ARTICLE X
                             CLOSING AND CONVEYANCE

     10.1 Closing; Construction Completion. Unless otherwise agreed by Buyer and Seller in writing, closing on the Property shall occur on a date selected by Buyer that is not later than sixty (60) days after expiration of the Review Period, provided that all conditions to Closing by Buyer hereunder have been satisfied. Buyer will provide Seller at least five (5) days prior written notice of the Closing Date selected by Buyer.

     The date on which the Closing on the Property is to occur as provided in this Section 10.1, or such other date as may be agreed upon by Buyer and Seller, is referred to in this Contract as the "Closing Date". The Closing shall be held at 10:00 a.m. at the offices of the Title Company, or as otherwise determined by Buyer and Seller.

     10.2 Seller's Deliveries. At Closing, Seller shall deliver to Buyer the following, and, as appropriate, all instruments shall be properly executed and conveyance instruments to be acknowledged in recordable form (the terms, provisions and conditions of all instruments not attached hereto as Exhibits shall be mutually agreed upon by Buyer and Seller prior to Closing).

          (a) Deed. A Special Warranty Deed or Bargain and Sale Deed with covenants against grantor's acts in the form attached as Exhibit I, conveying to Buyer fee simple title to the Real Property constituting part of each Hotel Property, subject only to the Permitted Exceptions (the "Deed").

          (b) Bills of Sale. Bills of Sale, in the form attached hereto as Exhibit J, to Buyer and/or its designated Lessee, conveying title to the tangible Personal Property constituting part of each Hotel Property.

          (c) General Assignments. Assignments of all of Seller's right, title and interest in and to all FF&E Leases, Service Contracts and Leases identified on Exhibit D hereto applicable to each Hotel (the "Hotel Contracts"). The Assignment shall also be a general assignment and shall provide for the assignment of all of Seller's right, title and interest in all Records, Warranties, Licenses, Tradenames, Contracts, Plans and Specs and all other intangible Personal Property applicable to each Hotel.

          (d) FIRPTA; 1099. A FIRPTA Affidavit or Transferor's Certificate of Non-Foreign Status as required by Section 1445 of the Internal Revenue Code and an IRS Form 1099.

          (e) Title Company Documents. All affidavits, gap indemnity agreements (if required by the Title Company) and other documents reasonably required by the Title Company. At Buyer's sole expense, Buyer shall have obtained an irrevocable commitment directly from the Title Company (or in the event the Title Company is not willing to issue said irrevocable commitment, then from such other national title company as may be selected by either Buyer or Seller) for issuance of an Owner's Policy of Title Insurance to Buyer insuring good and marketable fee simple absolute title to the Real Property constituting part of each Hotel Property, subject only to the Permitted Exceptions in the amount of the Purchase Price allocated to each Hotel Property.

          (f) Possession; Estoppel Certificates. Possession of each Hotel Property, subject only to rights of guests in possession and tenants pursuant to written leases included in the Leases, and estoppel certificates from tenants (if any) under Leases and the lessors under FF&E Leases in the forms attached hereto as Exhibit F.

          (g) Vehicle Titles. The necessary certificates of titles duly endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller to Buyer of any motor vehicles used in connection with each related Hotel's operations.

          (h) Authority Documents. Copies of resolutions, certified by the managing member or officer reasonably acceptable to Buyer and the Title Company of the members and managers of Seller authorizing the sale of each Hotel Property contemplated by this Contract, and/or other evidence reasonably satisfactory to Buyer and the Title Company that the person or persons executing the closing documents on behalf of Seller have full right, power and authority to do so, along with a certificate of good standing of Seller from the State in which each Hotel Property is located.

          (i) Miscellaneous. Such other instruments as are contemplated by this Contract to be executed or delivered by Seller, reasonably required by Buyer or the Title Company, or customarily executed in the jurisdiction in which each Hotel Property is located, to effectuate the conveyance of property similar to the related Hotel, with the effect that, after the Closing, Buyer will have succeeded to all of the rights, titles, and interests of Seller related to each Hotel and Seller will no longer have any rights, titles, or interests in and to any Hotel, except for liabilities retained by Seller as contemplated by this Contract.

          (j) Plans, Keys, Records, Etc. To the extent not previously delivered to and in the possession of Buyer, all Contracts, Plans and Specs, all keys for each Hotel (which keys shall be properly tagged for identification), all Records, including, without limitation, all Warranties, Licenses, Leases, FF&E Leases and Service Contracts for each Hotel.

          (k) Closing Statements. Seller's Closing Statement, and a certificate confirming the truth of Seller's representations and warranties hereunder as of the Closing Date.

     10.3 Buyer's Deliveries. At Closing of each Hotel, Buyer shall deliver the following

          (a) The balance of the Purchase Price allocated to the Property.

          (b) Authority Documents. Certified copy of resolutions of the Board of Directors of Buyer authorizing the purchase of the Property contemplated by this Contract, and/or other evidence satisfactory to Seller and the Title Company that the person or persons executing the closing documents on behalf of Buyer have full right, power and authority to do so.

          (c) Miscellaneous. Such other instruments as are contemplated by this Contract to be executed or delivered by Buyer, reasonably required by Seller or the Title Company, or customarily executed in the jurisdiction in which each Hotel Property is located, to effectuate the conveyance of property similar to the related Hotel, with the effect that, after the Closing, Buyer will have succeeded to all of the rights, titles, and interests of Seller related to each Hotel and Seller will no longer have any rights, titles, or interests in and to any Hotel, except for liabilities retained by Seller as contemplated by this Contract.

          (d) Closing Statements. Buyer's Closing Statement, and a certificate confirming the truth of Buyer's representations and warranties hereunder as of the Closing Date.

                                   ARTICLE XI
                                      COSTS

     All Closing costs shall be paid as set forth below:

     11.1 Seller's Costs. In connection with the sale of the Property contemplated under this Contract, Seller shall be responsible for all transfer and recordation taxes (other than recordation taxes imposed on any mortgage obtained by Buyer as of Closing encumbering any Hotel Property), including, without limitation, all transfer, sales or bulk transfer taxes or like taxes on or in connection with the transfer of the Personal Property constituting part of the Property being conveyed pursuant to the Bill of Sale, in each case except as otherwise provided in Section 12 and all accrued taxes of Seller prior to Closing and income taxes and other such taxes of Seller attributable to the sale of the Property to Buyer. Seller shall also be responsible for the costs and expenses of its attorneys, accountants, appraisers and other professionals, consultants and representatives. Except as expressly set forth herein, Seller shall be responsible for all costs related to the transfer and amendment of the License Agreement for each Hotel or issuance of a new license agreement to Buyer, including the satisfaction of any improvements contemplated in the product improvement plan, if any is required by the Licensor in connection with the transfer and amendment or issuance of such new license agreement, payment of all prepayment penalties and other amounts payable in connection with the pay-off of any liens and/or indebtedness encumbering the Hotel Property being conveyed and termination of the Existing Management Agreements.

     11.2 Buyer's Costs. In connection with the purchase of an Hotel Property contemplated under this Contract, Buyer shall be responsible for the costs and expenses of its attorneys, accountants and other professionals, consultants and representatives. Buyer shall also be responsible for the costs and expenses in connection with the preparation of any environmental report, any update to the survey and the costs and expenses of preparation of the title insurance commitment and the issuance of the title insurance policy contemplated by Article IV, the per page recording charges for the Deed (if applicable) and costs (if any) expressly provided as being paid by Buyer pursuant to Article V of this Contract.

                                   ARTICLE XII
                                   ADJUSTMENTS

     12.1 Adjustments. Unless otherwise provided herein, at Closing on each Hotel Property, adjustments between the parties shall be made as of 12:01 a.m. on the Closing Date (the "Cutoff Time"), with the income and expenses accrued prior to the Closing Date being allocated to Seller and the income and expenses accruing on and after the Closing Date being allocated to Buyer, all as set forth below. All of such adjustments and allocations shall be made in cash at such Closing. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles.

          (a) Taxes. All real estate taxes, personal property taxes, or any other taxes and special assessments (special or otherwise) of any nature upon each Hotel Property, levied, assessed or pending for the calendar year in which the Closing on each Hotel Property occurs (including the period prior to Closing, regardless of when due and payable) shall be prorated as of the Cutoff Time and, if no tax bills or assessment statements for such calendar year are available, such amounts shall be estimated on the basis of the best available information for such taxes and assessments that will be due and payable on the related Hotel for the calendar year in which such Closing occurs.

          (b) Utilities. All suppliers of utilities shall be instructed to read meters or otherwise determine the charges owing as of such Closing Date for services prior thereto, which charges shall be allocated to Seller. Charges accruing after Closing shall be allocated to Buyer. If elected by Seller, Seller shall be given credit, and Buyer shall be charged, for any utility deposits transferred to and received by Buyer at Closing.

          (c) Income/Charges. All rents, income and charges receivable or payable under any Leases and Hotel Contracts applicable to each Hotel Property, and any deposits, prepayments and receipts thereunder, shall be prorated between Buyer and Seller as of the Cutoff Time.

          (d) Accounts. All operating accounts, petty cash, cash in cash registers and cash in vending machines of the Seller as of the Cutoff Time shall remain the property of Seller. At Buyer's election, Buyer shall give Seller a credit for any or all such items other than funds deposited in a bank account, in which event such credited items shall become the property of Buyer. All FF&E and other reserve accounts (if any) shall become the property of Buyer without charge to Buyer.

          (e) Guest Ledger. Subject to (f) below, all accounts receivable of registered guests at the Hotel Property being conveyed who have not checked out and were occupying rooms as of the Cutoff Time (the "Guest Ledger"), shall be prorated as provided herein.

          (f) Room Rentals. All receipts from guest room rentals and other suite revenues for the night in which the Cutoff Time occurs shall belong to Seller, but Seller shall provide Buyer credit at Closing equal to the reasonable expenses to be incurred by Buyer to clean such guests' rooms.

          (g) Advance Deposits. All prepaid rentals, room rental deposits, and all other deposits for advance registration, banquets or future services to be provided on and after the Closing Date shall be credited to Buyer.

          (h) Accounts Receivable. Subject to (e) and (f) above, all accounts receivable and credit card claims as of the Cutoff Time shall remain the property of Seller. Seller and Buyer agree that the monies received by Buyer from debtors owing such accounts receivable balances after Closing shall be applied as expressly provided in such remittance, or if not specified then to the Seller's outstanding invoices to such account debtors in chronological order beginning with the oldest invoices, and thereafter, to Buyer's account.

          (i) Accounts Payable. Any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or any Hotel Property for the periods prior to the Closing Date shall be allocated to Seller and promptly paid by or for the account of Seller and evidence thereof shall be provided to Buyer, and Buyer shall not be or become liable therefor, except as expressly assumed by Buyer pursuant to this Contract. Invoices received by Seller in the ordinary course of business prior to Closing shall be paid by or for the account of Seller at or prior to Closing and evidence thereof shall be provided to Buyer.

          (j) Restaurants, Bars, Machines, Other Income. All monies received in connection with bar, restaurant, banquet and similar and other services at each Hotel Property being conveyed (other than amounts due from any guest and included in room rentals) prior to the close of business for each such operation for the night in which the Cutoff Time occurs shall be credited to the account of Seller, and all other receipts and revenues (not previously described in this Section 12.1) from the operation of any department of the related Hotel shall be prorated between Seller and Buyer at Closing.

     12.2 Reconciliation and Final Payment. Seller and Buyer shall reasonably cooperate after Closing of each Hotel Property to make a final determination of the allocations and prorations required under this Contract within one hundred twenty (120) days after the Closing Date for each Hotel Property. Upon the final reconciliation of the allocations and prorations under this Section, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing on each Hotel Property.

     12.3 Employees. All employees at each Hotel shall remain employees of Seller or Manager as of the Closing Date, and Seller shall not give notice under any applicable federal or state plant closing or similar act, including, if applicable, the Worker Adjustment and Retraining Notification Provisions of 29 U.S.C., Section 2102, the parties having agreed that a mass layoff, as that term is defined in 29 U.S.C., 2101(a)(3), will not have occurred. Any liability for payment of all wages, salaries and benefits, including, without limitation, accrued vacation pay, sick leave, bonuses, pension benefits, COBRA rights, and other benefits accrued or earned by and due to employees at each Hotel through the Cutoff Time, together with F.I.C.A., unemployment and other taxes and benefits due with respect to such employees for such period, shall be allocated to Seller. Buyer's Manager shall be responsible for the wages, salaries and benefits of its employees attributable to the period from and after Closing on each Hotel; provided, however, that Seller shall be responsible for all employees for (or, at Buyer's option, Buyer shall receive a credit at Closing for) all accrued payroll (and bonuses, if any), earned or accrued vacation pay and sick pay unpaid at Closing of each Hotel.

                                  ARTICLE XIII
                            CASUALTY AND CONDEMNATION

     13.1 Risk of Loss; Notice. Prior to Closing and the delivery of possession of each Hotel Property to Buyer in accordance with this Contract, all risk of loss to such Hotel Property (whether by casualty, condemnation or otherwise) shall be borne by Seller. In the event that (a) any loss or damage to an Hotel shall occur prior to the Closing Date for such Hotel as a result of fire or other casualty, or (b) Seller receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting an Hotel, Seller shall give Buyer immediate written notice of such loss, damage or condemnation proceeding (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and
(ii) if known, the amount of the award to be received in such condemnation).

     13.2 Buyer's Termination Right. If, prior to Closing and the delivery of possession of an Hotel Property to Buyer in accordance with this Contract, (a) any condemnation proceeding shall be pending against a substantial portion of the related Hotel or (b) there is any substantial casualty loss or damage to the related Hotel, Buyer shall have the option to terminate this Contract as to the affected Hotel Property or, at Buyer's election, terminate this Contract as to all of the Property not purchased by Buyer, provided Buyer delivers written notice to Seller of its election within twenty (20) days after the date Seller has delivered Buyer written notice of any such loss, damage or condemnation as provided above, and in such event the Deposit (if Buyer elects to terminate this Contract as to the Property) or the pro rata portion thereof allocable to the affected Hotel Property (if Buyer elects to terminate only as to the affected Hotel Property) and any interest thereon, shall be delivered to Buyer and thereafter, except as expressly set forth herein, no party shall have any further obligation or liability to the other under this Contract with respect to the affected Hotel Property unless Buyer elects to terminate this Contract in its entirety, in which event Seller and Buyer shall have no obligation or liability under this Contract with respect to any Property. In the context of condemnation, "substantial" shall mean condemnation of such portion of an Hotel (or access thereto) as could, in Buyer's reasonable judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in value.

     13.3 Procedure for Closing. If Buyer shall not timely elect to terminate this Contract under Section 13.2 above, or if the loss, damage or condemnation is not substantial, Seller agrees to pay to Buyer at the Closing all insurance proceeds or condemnation awards which Seller has received as a result of the same, plus an amount equal to the insurance deductible, and assign to Buyer all insurance proceeds and condemnation awards payable as a result of the same, in which event the Closing shall occur without Seller replacing or repairing such damage. In the case of damage or casualty, at Buyer's election, Seller shall repair and restore the affected Hotel Property to its condition immediately prior to such damage or casualty and shall assign to Buyer all excess insurance proceeds.

                                  ARTICLE XIV
                                DEFAULT REMEDIES

     14.1 Buyer Default. If Buyer defaults under this Contract after the Review Period, and such default continues for ten (10) days following written notice from Seller (provided no notice shall extend the time for Closing), then at Seller's election by written notice to Buyer, this Contract shall be terminated and of no effect, in which event the remaining Deposit, including any interest thereon, shall be paid to and retained by the Seller as Seller's sole and exclusive remedy hereunder, and as liquidated damages for Buyer's default or failure to close, and both Buyer and Seller shall thereupon be released from all obligations hereunder.

     14.2 Seller Default. If Seller defaults under this Contract and such default continues for ten (10) days following written notice from Buyer, Buyer may elect as Buyer's sole and exclusive remedy, either (i) to terminate this Contract as to the Property or, at Buyer's election, the affected Hotel Property, by written notice to Seller delivered to Seller at any time prior to the completion of such cure, in which event the Deposit, or pro rata portion thereof allocable to the affected Hotel Property, including any interest thereon, shall be returned to the Buyer, and thereafter both the Buyer and Seller shall thereupon be released from all obligations with respect to this Contract or the affected Hotel Property, as applicable, except as otherwise expressly provided herein; or (ii) to treat this Contract as being in full force and effect by written notice to Seller delivered to Seller at any time prior to the completion of such cure, in which event the Buyer shall have the right to an action against Seller for damages and for specific performance.

     14.3 Attorney's Fees. Anything to the contrary herein notwithstanding, if it shall be necessary for either the Buyer or Seller to employ an attorney to enforce its rights pursuant to this Contract because of the default of the other party, and the non-defaulting party is successful in enforcing such rights, then the defaulting party shall reimburse the non-defaulting party for the non-defaulting party's reasonable attorneys' fees, costs and expenses.

                                   ARTICLE XV
                                     NOTICES

     All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, (iii) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below or (iv) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

     If to Buyer:           Apple Hospitality Five, Inc.
                            10 South Third Street
                            Richmond, Virginia 23219
                            Attention: Glade M. Knight, President
                            Fax No.: (804) 344-8129

     with a copy to:        McGuireWoods LLP
                            One James Center
                            Richmond, Virginia 23219
                            Attention: Nancy R. Little, Esq.
                            Fax No.: (804) 698-2101

     If to Seller or BRG:   c/o The Briad Group
                            30A Vreeland Road
                            Florham Park, New Jersey 07932
                            Attention: Brad Honigfeld, President
                            Fax No.: 973-822-4511

     with a copy to:        The Briad Group
                            30A Vreeland Road
                            Florham Park, New Jersey 07932
                            Attention: Marlene Laveman, Esq.
                            Fax No.: 973-473-0842

Addresses may be changed by the parties hereto by written notice in accordance with this Section.

                                   ARTICLE XVI
                                  MISCELLANEOUS

     16.1 Performance. Time is of the essence in the performance and satisfaction of each and every obligation and condition of this Contract.

     16.2 Binding Effect; Assignment. This Contract shall be binding upon and shall inure to the benefit of each of the parties hereto, their respective successors and assigns.

     16.3 Entire Agreement. This Contract and the Exhibits constitute the sole and entire agreement between Buyer and Seller with respect to the subject matter hereof. No modification of this Contract shall be binding unless signed by both Buyer and Seller.

     16.4 Governing Law. The validity, construction, interpretation and performance of this Contract shall in all ways be governed and determined in accordance with the laws of the Commonwealth of Virginia (without regard to conflicts of laws principles).

     16.5 Captions. The captions used in this Contract have been inserted only for purposes of convenience and the same shall not be construed or interpreted so as to limit or define the intent or the scope of any part of this Contract.

     16.6 Confidentiality. Except as otherwise required by law (including without limitation laws and regulations applicable to Buyer or its affiliates who may be public companies): (i) prior to Closing, Buyer and Seller shall not disclose the existence of this Contract or their respective intentions to purchase and sell the Property or generate or participate in any publicity or press release regarding this transaction, except to Buyer's counsel, consultants and agents and except as necessitated by Buyer's Due Diligence Examination and/or shadow management, unless both Buyer and Seller agree in writing and as necessary to effectuate the transactions contemplated hereby and (ii) following Closing on each Hotel Property, the parties shall coordinate any public disclosure or release of information related to the transactions contemplated by this Contract, and no such disclosure or release shall be made without the prior written consent of Buyer, provided that Buyer shall not issue any press releases with respect to acquisition of the Property involving the use of the "Briad" name without consent of the applicable entity constituting Seller, such consent not to be unreasonably withheld, delayed or conditioned.

     16.7 Closing Documents. To the extent any Closing documents are not attached hereto at the time of execution of this Contract, Buyer and Seller shall negotiate in good faith with respect to the form and content of such Closing documents prior to Closing.

     16.8 Counterparts. This Contract may be executed in counterparts by the parties hereto, and by facsimile signature, and each shall be considered an original and all of which shall constitute one and the same agreement.

     16.9 Severability. If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the provision or provisions hereof directly involved in the controversy in which such judgment shall have been rendered, and this Contract shall be construed as if such provision had never existed, unless such construction would operate as an undue hardship on Seller or Buyer or would constitute a substantial deviation from the general intent of the parties as reflected in this Contract.

     16.10 Interpretation. For purposes of construing the provisions of this Contract, the singular shall be deemed to include the plural and vice versa and the use of any gender shall include the use of any other gender, as the context may require.

     16.11 Business Day. "Business day" shall mean any day other than a Saturday, Sunday or legal holiday in the Commonwealth of Virginia or the State of New Jersey.

     16.12 Further Acts. In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, Buyer and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder.

     16.13 Joint and Several Obligations. Each person or entity constituting Seller (including without limitation Briad) shall be jointly and severally liable with respect to the obligations of Seller under this Contract.

     16.14 Like-Kind Exchange. Seller intends to exchange the Property for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").

          (a) Seller may assign its interest in this Contract to a "qualified intermediary" within the meaning of Section 1.1031(k)-1(g) (4) (iii) of the income tax regulations promulgated under the Code ("Intermediary"). However, notwithstanding any such assignment and exchange, Seller shall remain fully liable for its obligations hereunder. In the event of such assignment, Buyer agrees, at no cost or liability to Buyer, to provide reasonable cooperation to Seller to complete such assignment and the exchange. Seller shall reimburse Buyer, upon demand, for any expense incurred by Buyer relating to any such assignment and exchange, and Buyer shall not be required to take title to any property other than the Property. No such assignment or exchange shall delay Closing, and the accomplishment of any such exchange shall not be a condition to Seller's obligations under this Contract. Seller's failure to locate an exchange property or exchange properties or to consummate an exchange for any reason shall not relieve Seller of any of its obligations under this Contract.

          (b) Buyer assumes no responsibility for ensuring that the exchange transaction contemplated by this Section 16.14 will comply under Section 1031 of the Code or that Seller will receive the income tax treatment it desires as the result of any exchange transaction.

                                  ARTICLE XVII
                                 JOINDER BY BRG

     BRG joins in this Contract and hereby covenants and agrees that (i) BRG is and shall be jointly and severally liable with Seller for the performance of all of Seller's obligations and liabilities under this Contract, including, without limitation, all of Seller's obligations and liabilities that survive Closing,
(ii) BRG's obligations hereunder shall not be limited, diminished or impaired in any way by virtue of any right or remedy Buyer may have against Seller under this Contract or by virtue of any other provision of this Contract, (iii) Buyer shall not be obligated to proceed first against Seller before resorting to BRG for payment or performance and (iv) BRG shall not be entitled to assert as a defense to the enforceability of its covenants and agreements hereunder any defense of Seller with respect to any liabilities or obligations of Seller to Buyer. BRG further represents, warrants and covenants to Buyer as follows:

          (a) Authority; No Conflicts. BRG is a limited liability company duly formed, validly existing and in good standing in the State of New Jersey. BRG has obtained all necessary consents to enter into and perform this Contract and is fully authorized to enter into and perform this Contract and to complete the transactions contemplated by this Contract. No consent or approval of any person, entity or governmental authority is required for the execution, delivery or performance by BRG of this Contract, except as set forth in Exhibit E, and this Contract is hereby binding and enforceable against BRG. Neither the execution nor the performance of, or compliance with, this Contract by BRG has resulted, or will result, in any violation of, or default under, or acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement or other organizational documents and under any, mortgage indenture, lien agreement, promissory note, contract, or permit, or any judgment, decree, order, restrictive covenant, statute, rule or regulation, applicable to BRG.

          (b) Bankruptcy. Neither BRG nor any of its partners or members is insolvent or the subject of any bankruptcy proceeding, receivership proceeding or other insolvency, dissolution, reorganization or similar proceeding.

     The covenants, agreements, representations and warranties of BRG set forth herein shall be continuing, and shall not be deemed to merge into or be waived by any Seller's Deed or other closing documents, and shall survive Closing on the Property for a period of eighteen (18) months after Closing.

                      [Signatures Begin on Following Page]

     IN WITNESS WHEREOF, this Contract has been executed, to be effective as of the date first above written, by the Buyer and Seller and joined in by BRG.

                             SELLER:

                             BRIAD LODGING GROUP HAUPPAUGE,
                             L.L.C., a New Jersey limited liability company


                             By: /s/ Brad Honigfeld
                                 -----------------------------------------------
                                 Brad Honigfeld, Sole Member


                             BRIAD LODGING GROUP FRANKLIN, L.L.C.,
                             a New Jersey limited liability company


                             By: /s/ Brad Honigfeld
                                 -----------------------------------------------
                                 Brad Honigfeld, Sole Member


                             BRIAD LODGING GROUP CRANBURY, L.L.C.,
                             a New Jersey limited liability company


                             By: /s/ Brad Honigfeld
                                 -----------------------------------------------
                                 Brad Honigfeld, Sole Member


                             BUYER:

                             APPLE HOSPITALITY FIVE, INC., a Virginia corporation


                             By: /s/ Glade M. Knight
                                 -----------------------------------------------
                                 Glade M. Knight,
                                 President


                             BRG:

                             BRIAD RESTAURANT GROUP, L.L.C.,
                             a New Jersey limited liability company


                             By: /s/ Brad Honigfeld
                                 -----------------------------------------------
                                 Brad Honigfeld, Sole Member

                                   SCHEDULE 1

                              DESCRIPTION OF HOTELS

                                                                 Allocable
                                     Other Improvements/         Portion of
         Hotel           Rooms          Amenities              Purchase Price     Opening Date         Seller Entity and TIN
---------------------------------------------------------------------------------------------------------------------------------
Hauppauge Residence Inn   100   69,258 sq., ft, aggregate        $18,500,000   April 26, 2002      Briad Lodging Group Hauppauge,
                                meeting room space; indoor                                         L.L.C.
                                swimming pool, exercise room,                                      Tax Iden. #22-3814651
                                spa, business center, water
                                treatment facilities

Franklin Residence Inn    108   75,816 sq., ft, aggregate        $13,000,000   September 16, 2002  Briad Lodging Group Franklin,
                                meeting room space; indoor                                         L.L.C.
                                swimming pool, exercise room,                                      Tax Iden. #22-3802317
                                spa, business center

Cranbury Residence Inn    108   76,888 sq., ft, aggregate        $11,000,000   October 29, 2002    Briad Lodging Group Cranbury,
                                meeting room space; indoor                                         L.L.C.
                                swimming pool, exercise room,                                      Tax Iden. #22-3815981
                                spa, business center

                                  Schedule 1-1

                                   SCHEDULE 2

           DESCRIPTION OF LICENSE AGREEMENTS AND MANAGEMENT AGREEMENTS

1.   Hauppauge Residence Inn:

     a. Franchise Agreement between Briad Hotel, L.L.C. and Marriott International, Inc. dated February 19, 2000, amended October 26, 2000 and assigned February 20,2001 from Briad Hotel.L.L.C. to Briad Lodging Group Hauppauge, L.L.C. acknowledged by Marriott.

     b. Management Agreement between Briad Lodging Group Hauppauge, LLC and Crossroads Hospitality Management Company, dated October 5, 2001, amended April
  , 2002.
--

2.   Franklin Residence Inn:

     a. Agreement dated April 14, 2000 between Marriott International, Inc and Briad Hotel, L.L.C., assigned from Briad Hotel, L.L.C. to Briad Lodging Group Franklin, L.L.C. by Assignment and Assumption of Franchise Agreement dated July 25, 2001, consented to by Marriott International.

     b. Management Agreement between Briad Lodging Group Franklin, LLC and
Crossroads Hospitality Management Company, April   , 2002.
                                                 --

3.   Cranbury Residence Inn:

     a. Franchise Agreement date September 19, 2000 between Marriott International, Inc. and Briad Hotel, L.L.C., assigned by Briad Hotel, L.L.C. to Briad Lodging Group Cranbury, L.L.C.by Assignment and Assumption of Franchise Agreement date July 26, 2001, consented to by Marriott International.

     b. Management Agreement between Briad Lodging Group Cranbury, LLC and Crossroads Hospitality Management Company, dated October 5, 2001, amended April
  , 2002.
--

                                  Schedule 2-1

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                   [ omitted ]

                                   EXHIBIT B-1

                          HAUPPAUGE HOTEL LIST OF FF&E

                                   [ omitted ]

                                   EXHIBIT B-2

                           FRANKLIN HOTEL LIST OF FF&E

                                   [ omitted ]

                                   EXHIBIT B-3

                           CRANBURY HOTEL LIST OF FF&E

                                   [ omitted ]

                                    EXHIBIT C

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") made the 1st day of April, 2003 by and among BRIAD LODGING GROUP HAUPPAUGE, L.L.C., a New Jersey limited liability company ("Hauppauge LLC"), BRIAD LODGING GROUP FRANKLIN, L.L.C., a New Jersey limited liability company ("Franklin LLC"), BRIAD LODGING GROUP CRANBURY, L.L.C., a New Jersey limited liability company ("Cranbury LLC", and collectively with Hauppauge LLC and Franklin LLC, "Seller"), APPLE HOSPITALITY FIVE, INC. or its assigns ("Buyer"), and LANDAMERICA - DALLAS NATIONAL DIVISION ("Escrow Agent").

                                 R E C I T A L S

     WHEREAS, pursuant to the provisions of Section 2.5 of that certain Purchase Contract dated April 1, 2003 (the "Contract") between Seller and Buyer (the "Parties"), the Parties have requested Escrow Agent to hold in escrow in accordance with the provisions, upon the terms, and subject to the conditions, of this Agreement, the Deposit (as defined in the Contract); and

     WHEREAS, the Deposit shall be delivered to Escrow Agent in accordance with the terms of the Contract and this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto agree as follows:

          1. Seller and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of the Deposit. Escrow Agent shall invest the Deposit as directed by Buyer.

          2. Subject to the rights and obligations to transfer, deliver or otherwise dispose of the Deposit, Escrow Agent shall keep the Deposit in Escrow Agent's possession pursuant to this Agreement.

          3. A. Buyer shall be entitled to an immediate return of the Deposit at any time prior to the expiration of the Review Period (as defined in Section 3.1 of the Contract) by providing written notice to Escrow Agent stating that Buyer has elected to terminate the Contract pursuant to Section 3.1.

               B. If at any time after the expiration of the Review Period, Buyer claims entitlement to all or any portion of the Deposit, Buyer shall give written notice to Escrow Agent stating that Seller has defaulted in the performance of its obligations under the Contract beyond the applicable grace period, if any, or that Buyer is otherwise entitled to the return of the Deposit or applicable portion thereof and shall direct Escrow Agent to return the Deposit or applicable portion thereof to Buyer (the "Buyer's Notice"). Escrow Agent shall promptly deliver a copy of Buyer's Notice to Seller. Seller shall have three (3) days after receipt of the copy of

Buyer's Notice to deliver written notice to Escrow Agent and Buyer objecting to the release of the Deposit or applicable portion thereof to Buyer ("Seller's Objection Notice"). If Escrow Agent does not receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Buyer. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Seller and Buyer, or the final order of a court of competent jurisdiction.

               C. If, at any time after the expiration of the Review Period, Seller claims entitlement to the Deposit (which term shall include the Additional Deposit if deposited by Buyer pursuant to the terms of the Contract) or applicable portion thereof, Seller shall give written notice to Escrow Agent stating that Buyer has defaulted in the performance of its obligations under the Contract, and shall direct Escrow Agent to release the Deposit or applicable portion thereof to Seller (the "Seller's Notice"). Escrow Agent shall promptly deliver a copy of Seller's Notice to Buyer. Buyer shall have three (3) days after receipt of the copy of Seller's Notice to deliver written notice to Escrow Agent and Seller objecting to the release of the Deposit or applicable portion thereof to Seller ("Buyer's Objection Notice"). If Escrow Agent does not receive a timely Buyer's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Seller. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof only upon receipt of, and in accordance with, written instructions signed by Buyer and Seller, or the final order of a court of competent jurisdiction.

          4. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be signed by and of the Parties or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

          5. A. Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent's willful, bad faith misconduct or negligence, nor shall Escrow Agent be liable for the conduct or misconduct of any employee, agent or attorney thereof. Escrow Agent shall be entitled to consult with counsel of its choosing and shall not be liable for any action suffered or omitted in accordance with the advice of such counsel.

               B. In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the Parties jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful, bad faith misconduct or negligence of Escrow Agent.

               C. Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent's satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing.

          6. A. Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder at any time upon giving five (5) days' prior written notice to each of the Parties hereto. The Parties hereto will thereupon jointly designate a successor escrow agent hereunder within said five (5) day period to whom the Deposit shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Parties hereto, jointly, or until the Deposit is released in accordance with clause (B) below, in each case, without liability or responsibility.

               B. Anything in this Agreement to the contrary notwithstanding,
(i) Escrow Agent, on notice to the Parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction in the Commonwealth of Virginia and the commencement of an action of interpleaders, and (ii) in the event of litigation between any of the Parties with respect to the Deposit, Escrow Agent may deposit the Deposit with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the Parties hereto. Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or its enforcement or to appear in, prosecute or defend any action or legal proceeding which, in the opinion of Escrow Agent, would or might involve Escrow Agent in any cost, expense, loss, damage or liability, unless and as often as requested, Escrow Agent shall be furnished with security and indemnity satisfactory to Escrow Agent against all such costs, expenses (including attorney's fees), losses, damages and liabilities.

          7. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours, (ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, (iii) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below or (iv) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

               (i)   If addressed to Seller, to:

                     c/o The Briad Group
                     30A Vreeland Road
                     Florham Park, New Jersey 07932
                     Attn: Brad Honigfeld, President
                     Fax No.: 973-822-4511

               (ii)  If addressed to Buyer, to:

                     Apple Hospitality Five, Inc.
                     10 South Third Street
                     Richmond, Virginia 23219
                     Attn: Glade M. Knight, President
                     Fax No.: (804) 344-8129

               (iii) If addressed to Escrow Agent, to:

                     LandAmerica - Dallas National Division
                     7557 Rambler Road, Suite 1200
                     Dallas, Texas 75231
                     Attn: David Long
                     Fax No.: (214) 346-7131 or (877) 556-8112

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

          8. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

          9. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the Parties hereto and their respective successors and assigns.

          10. Terms used herein and not otherwise defined shall have the meaning provided therefor in the Contract.

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

                                          SELLER:

                                          BRIAD LODGING GROUP HAUPPAUGE, L.L.C.


                                          By:
                                              ---------------------------------
                                              Brad Honigfeld, Sole Member


                                          BRIAD LODGING GROUP FRANKLIN, L.L.C.


                                          By:
                                              ---------------------------------
                                              Brad Honigfeld, Sole Member


                                          BRIAD LODGING GROUP CRANBURY, L.L.C.


                                          By:
                                              ---------------------------------
                                              Brad Honigfeld, Sole Member


                                          BUYER:

                                          APPLE HOSPITALITY FIVE, INC.


                                          By:
                                              ---------------------------------
                                              Glade M. Knight,
                                              President


                                          ESCROW AGENT:

                                          LANDAMERICA - DALLAS NATIONAL DIVISION


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                   EXHIBIT D-1

                            HAUPPAUGE HOTEL CONTRACTS

                                   [ omitted ]

                                   EXHIBIT D-2

                            FRANKLIN HOTEL CONTRACTS

                                   [ omitted ]

                                   EXHIBIT D-3

                            CRANBURY HOTEL CONTRACTS

                                   [ omitted ]

                                    EXHIBIT E

                             CONSENTS AND APPROVALS

     EXHIBIT E-1: Hauppauge Hotel

     A. Consent of Crossroads Hospitality Management Company to termination of Management Agreement with Briad Lodging Group Hospitality, LLC and waiver of first right of refusal.

     B. Consent of Residence Inn by Marriott, Inc. under Franchise Agreement between Briad Hotel, L.L.C. and Marriott International, Inc. dated February 19, 2000, amended October 26, 2000 and assigned February 20,2001 from Briad Hotel.L.L.C. to Briad Lodging Group Hauppauge, L.L.C. acknowledged by Marriott.

     EXHIBIT E-2: Franklin Hotel

     A. Consent of Crossroads Hospitality Management Company to termination of Management Agreement with Briad Lodging Group Hospitality, LLC and waiver of first right of refusal.

     B. Consent of Residence Inn by Marriott, Inc. under Agreement dated April 14, 2000 between Marriott International, Inc and Briad Hotel, L.L.C., assigned from Briad Hotel, L.L.C. to Briad Lodging Group Franklin, L.L.C. by Assignment and Assumption of Franchise Agreement dated July 25, 2001, consented to by Marriott International.

     EXHIBIT E-3: Cranbury Hotel

     A. Consent of Crossroads Hospitality Management Company to termination of Management Agreement with Briad Lodging Group Hospitality, LLC and waiver of first right of refusal.

     B. Consent of Residence Inn by Marriott, Inc. under Franchise Agreement date September 19, 2000 between Marriott International, Inc. and Briad Hotel, L.L.C., assigned by Briad Hotel, L.L.C. to Briad Lodging Group Cranbury, L.L.C.by Assignment and Assumption of Franchise Agreement date July 26, 2001, consented to by Marriott International.

                                    EXHIBIT F

                          FORM OF ESTOPPEL CERTIFICATES

EXHIBIT F-1:   Form of Tenant Estoppel Certificate - Not applicable

EXHIBIT F-2:   Form of FF&E Estoppel Certificate - Not applicable

                                    EXHIBIT G

                              ENVIRONMENTAL REPORTS

EXHIBIT G-1:   Letter dated September 19, 2000 from Lutz Environmental to Elliot
Rubinson with 1024 Construction Corp. regarding the update of a May 27, 1998 Phase I environmental assessment report, together with backup documentation.

EXHIBIT G-2:   Phase I Environmental Site Assessment Report dated April, 2000, prepared by Luzt Environmental Co.

EXHIBIT G-3:   Phase I Environmental Site Assessment Report dated August, 1999, prepared by Luzt Environmental Co.

                                    EXHIBIT H

                  FORM OF ADDITIONAL PROPERTY ESCROW AGREEMENT

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made as of April 1, 2003 by and among BRIAD LODGING GROUP SOMERSET, LLC, a New Jersey limited liability company, BRIAD LODGING GROUP WALLINGFORD, LLC, a New Jersey limited liability company, BRIAD DEVELOPMENT WEST, LLC, a New Jersey limited liability company, BRIAD DEVELOPMENT EAST, LLC, a New Jersey limited liability company, and BRIAD RESTAURANT GROUP, LLC, a New Jersey limited liability company (collectively, "Sellers"); BRIAD RESTAURANT GROUP, LLC, a New Jersey limited liability company ("BRG"); APPLE HOSPITALITY FIVE, INC., a Virginia corporation ("Buyer"; collectively with Sellers and BRG, the "Parties"); and LANDAMERICA - DALLAS NATIONAL DIVISION ("Escrow Agent").

                                 R E C I T A L S

     WHEREAS, pursuant to the Purchase Contract dated as of April 1, 2003 (the "Original Contract") among Briad Lodging Group Hauppauge, LLC, Briad Lodging Group Franklin, LLC and Briad Lodging Group Cranbury, LLC (the "Original Sellers"), BRG and Buyer, the Original Sellers agreed to sell and Buyer agreed to purchase certain hotel properties, more particularly described therein;

     WHEREAS, as contemplated by the Original Contract, Sellers and Buyer agreed to enter into this Agreement, pursuant to which Sellers will grant to Buyer an exclusive right to negotiate with Sellers for the purchase of certain additional hotel properties, more particularly described hereinafter, and Buyer will deposit with Escrow Agent the sum of $500,000 to be held in escrow upon the terms and conditions of this Agreement; and

     WHEREAS, Escrow Agent has agreed to act as escrow agent in accordance with the provisions, upon the terms, and subject to the conditions, of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties and Escrow Agent agree as follows:

          1. Appointment of Escrow Agent. Sellers and Buyer hereby appoint Escrow Agent to serve as escrow agent hereunder, and the Escrow Agent agrees to act as escrow agent hereunder in accordance with the provisions, upon the terms and subject to the conditions of this Agreement.

          2. The Deposit. Upon the closing of the transactions contemplated by the Original Contract, Buyer shall deliver the sum of $500,000 (the "Deposit") to Escrow Agent. Subject to the rights and obligations of the Parties to direct the investment, transfer, delivery or otherwise disposition of the Deposit pursuant to this Agreement, Escrow Agent shall keep the

Deposit in Escrow Agent's possession, in escrow, pursuant to this Agreement. Escrow Agent shall invest the Deposit as directed by Buyer. Any interest or other sums earned on investments of the Deposit shall belong solely to Buyer.

          3. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall expire six (6) months thereafter; provided, however, that
(i) if the Original Contract is terminated on account of the failure of the Parties to close the transactions contemplated thereby, the Term shall expire on the date of such termination and (ii) if the closing occurs under the Original Contract but the Parties fail to enter into the "Initial Purchase Contract" within the "Initial Purchase Period" (as such terms are defined hereinafter), the Term of this Agreement shall expire upon the expiration of the Initial Purchase Period. However, the expiration of the Term shall not affect any rights or obligations of the Parties that may have accrued hereunder before the date of such expiration or the rights or obligations of the Parties under any provisions of this Agreement other than Section 4 below.

          4. Exclusive Right of Negotiation. Sellers hereby grant to Buyer an exclusive right during the Term to negotiate with Sellers for the purchase of the six (6) properties described in Exhibit A attached hereto (collectively, the "Properties"; individually, a "Property"). During the Term, each of the Parties will use all commercially reasonable, diligent and good faith efforts to negotiate the terms and conditions under which Sellers will sell and Buyer will purchase the Properties, such terms and conditions to be set forth in one or more definitive contracts of purchase as the Parties may agree, substantially upon the same terms and conditions as set forth in the Original Contract, except for matters specific to each of the Properties and except as otherwise noted herein. In addition, during the Term, Sellers will use all commercially reasonable, diligent and good faith efforts (i) to keep all outstanding purchase or option contracts for any of the Properties in full force and effect, in each case so as to enable Sellers to comply with their obligations under this Agreement, (ii) to consummate the purchase of the three Properties designated on Exhibit A as "Homewood Suites-Somerset, NJ," "Homewood Suites-Wallingford, CT" and "Residence Inn-Mount Olive, NJ," respectively (collectively, the "Initial Properties"), (iii) upon execution by Buyer and Sellers of the Initial Purchase Contract, to construct the hotels on the Initial Properties as indicated in Exhibit A, (iv) to keep any franchise agreements with any of the hotel chains indicated on Exhibit A, which Sellers may enter into in advance of closing the sale of any of the Properties, in full force and effect and (v) to obtain all permits, approvals and authorizations as may be required to develop each of the remaining Properties and to construct thereon the hotels indicated in Exhibit A. Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that (a) the purchase price for any Property shall not exceed the product of $120,000 times the number of rooms in the hotel constructed on the Property, (b) in the event that Sellers enter into any franchise agreements before closing on the sale of the Properties to Buyer, Buyer shall pay for any transfer or assumption fee charged by the franchisor and (c) Sellers shall pay for any prepayment or similar fee in connection with the payoff of any mortgage loan on the Properties and shall pay any real estate transfer and recordation taxes and fees. During the Term, Sellers shall not solicit, entertain or accept any offers from third parties to purchase or lease any of the Properties or negotiate with any third party for the purchase and sale or lease of any of the Properties, nor shall Sellers list any of the Properties with a real estate broker or agent or otherwise advertise the same for sale.

          5. Initial Purchase Contract.

               B. If, within the period beginning on the date hereof and ending four (4) months thereafter (the "Initial Purchase Period"), the Parties enter into a definitive, written contract (the "Initial Purchase Contract") to sell and purchase not less than all of the Initial Properties, then the Deposit shall be disbursed to Escrow Agent to be held as an earnest money deposit under the Initial Purchase Contract and to be applied to the purchase price of the Initial Properties, or disbursed to Sellers or Buyer, in accordance with the terms and conditions of the Initial Purchase Contract.

               C. If, before the expiration of the Initial Purchase Period, the Parties fail to enter into a definitive, written contract to sell and purchase the Initial Properties and such failure is not on account of a default by any of Sellers of its obligations under this Agreement, then the Deposit shall be disbursed to Sellers upon its request, and thereafter neither Party shall have any further obligation under this Agreement with respect to the sale or purchase of the Properties.

               D. If, before the expiration of the Initial Purchase Period, the Parties fail to enter into a definitive, written contract to sell and purchase the Initial Properties and such failure is on account of a default by any of Sellers of its obligations under this Agreement, then the Deposit shall be disbursed to Buyer upon its request, and thereafter neither Party shall have any further obligation under this Agreement with respect to the sale or purchase of the Properties.

          6. Procedure for Claiming Deposit.

               B. If, at any time after the Initial Purchase Period, Sellers claim entitlement to the Deposit, Sellers shall give written notice to Escrow Agent stating that it is entitled to the Deposit in accordance with the terms of this Agreement, and shall direct Escrow Agent to release the Deposit to Sellers (the "Seller's Notice"). Escrow Agent shall promptly deliver a copy of Seller's Notice to Buyer. Buyer shall have three (3) days after receipt of the copy of Seller's Notice to deliver written notice to Escrow Agent and Sellers objecting to the release of the Deposit to Sellers ("Buyer's Objection Notice"). If Escrow Agent does not receive a timely Buyer's Objection Notice, Escrow Agent shall release the Deposit or applicable portion thereof to Sellers. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit only upon receipt of, and in accordance with, written instructions signed by Buyer and Sellers, or the final order of a court of competent jurisdiction.

               C. If, at any time after the Initial Purchase Period, Buyer claims entitlement to the Deposit, Buyer shall give written notice to Escrow Agent stating that Buyer is entitled to the return of the Deposit in accordance with the terms of this Agreement and shall direct Escrow Agent to return the Deposit to Buyer (the "Buyer's Notice"). Escrow Agent shall promptly deliver a copy of Buyer's Notice to Sellers. Sellers shall have three (3) days after receipt of the copy of Buyer's Notice to deliver written notice to Escrow Agent and Buyer objecting to the release of the Deposit to Buyer ("Seller's Objection Notice"). If Escrow Agent does not receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit to Buyer. If Escrow Agent does receive a timely Seller's Objection Notice, Escrow Agent shall release the Deposit only upon receipt of, and in accordance with, written instructions signed by Sellers and Buyer, or the final order of a court of competent jurisdiction.

          7. Limitations on Liability and Duties of Escrow Agent.

               B. In the performance of its duties hereunder, Escrow Agent shall be entitled to rely upon any document, instrument or signature purporting to be genuine and purporting to be signed by the Parties or their successors unless Escrow Agent has actual knowledge to the contrary. Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

               C. Escrow Agent shall not be liable for any error of judgment, or any action taken or omitted to be taken hereunder, except in the case of Escrow Agent's willful, bad faith misconduct or negligence, nor shall Escrow Agent be liable for the conduct or misconduct of any employee, agent or attorney thereof. Escrow Agent shall be entitled to consult with counsel of its choosing and shall not be liable for any action suffered or omitted in accordance with the advice of such counsel.

               D. In addition to the indemnities provided below, Escrow Agent shall not be liable for, and each of the Parties jointly and severally hereby indemnify and agree to save harmless and reimburse Escrow Agent from and against all loss, cost, liability, damage and expense, including outside counsel fees in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, including the costs and expenses of defending against any claim arising hereunder unless the same are caused by the willful, bad faith misconduct or negligence of Escrow Agent.

               E. Escrow Agent shall not be bound or in any way affected by any notice of any modification or cancellation of this Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to Escrow Agent in writing, signed by the proper parties to Escrow Agent's satisfaction and, in the case of modification, unless such modification shall be approved by Escrow Agent in writing.

               F. Escrow Agent and any successor escrow agent, as the case may be, may resign his or its duties and be discharged from all obligations hereunder at any time upon giving five (5) days' prior written notice to each of the Parties hereto. The Parties hereto will thereupon jointly designate a successor escrow agent hereunder within said five (5) day period to whom the Deposit shall be delivered. In default of such a joint designation of a successor escrow agent, Escrow Agent shall retain the Deposit as custodian thereof until otherwise directed by the Parties hereto, jointly, or until the Deposit is released in accordance with subsection (f) below, in each case, without liability or responsibility.

               G. Anything in this Agreement to the contrary notwithstanding,
(i) Escrow Agent, on notice to the Parties hereto, may take such other steps as the Escrow Agent may elect in order to terminate its duties as Escrow Agent hereunder, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction in the Commonwealth of Virginia and the commencement of an action of interpleaders, and (ii) in the event of litigation between any of the Parties with respect to the Deposit, Escrow Agent may deposit the Deposit with the court in which said litigation is pending and, in any such event, Escrow Agent shall be relieved and discharged from any liability or responsibility to the Parties hereto. Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or its enforcement or to appear in, prosecute or defend any action or legal proceeding which, in the opinion of Escrow Agent, would or might involve Escrow Agent in any cost, expense, loss, damage or liability, unless and as often as requested, Escrow Agent shall be furnished with security and indemnity satisfactory to Escrow Agent against all such costs, expenses (including attorney's fees), losses, damages and liabilities.

          8. Notices. All notices required herein shall be deemed to have been validly given, as applicable: (i) if given by telecopy, when the telecopy is transmitted to the party's telecopy number specified below and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next business day if not confirmed during normal business hours,
(ii) if hand delivered to a party against receipted copy, when the copy of the notice is receipted or rejected, (iii) if given by certified mail, return receipt requested, postage prepaid, two (2) business days after it is posted with the U.S. Postal Service at the address of the party specified below or (iv) on the next delivery day after such notices are sent by recognized and reputable commercial overnight delivery service marked for next day delivery, return receipt requested or similarly acknowledged:

          (i)   If addressed to Sellers, to:

                c/o The Briad Group
                30A Vreeland Road
                Florham Park, New Jersey 07932
                Attn: Brad Honigfeld, President
                Fax No.: 973-822-4511

          (ii)  If addressed to Buyer, to:

                Apple Suites Realty Group, Inc.
                10 South Third Street
                Richmond, Virginia 23219
                Attn: Glade M. Knight, President
                Fax No.: (804) 344-8129

          (iii) If addressed to Escrow Agent, to:

                LandAmerica - Dallas National Division
                7557 Rambler Road, Suite 1200
                Dallas, Texas 75231
                Attn: David Long
                Fax No.: (214) 346-7131 or (877) 556-8112

or such other address or addresses as may be expressly designated by any party by notice given in accordance with the foregoing provisions and actually received by the party to whom addressed.

          9. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which, together, shall constitute one and the same Agreement.

          10. Successors and Assigns. The covenants, conditions and agreements contained in this Agreement shall bind and inure to the benefit of each of the Parties hereto and their respective successors and assigns. Buyer acknowledges that certain of the Sellers may assign existing purchase contracts for the Properties to affiliates of such Sellers, but any assignee shall assume the assigning Seller's obligations under this Agreement and any such assignment shall not relieve BRG from any of its obligations under Section 11 of this Agreement.

          11. Joinder by BRG. BRG joins in this Agreement and hereby covenants and agrees that (i) BRG is and shall be jointly and severally liable with Sellers for the performance of all of Sellers' obligations and liabilities under this Agreement, (ii) BRG's obligations hereunder shall not be limited, diminished or impaired in any way by virtue of any right or remedy Buyer may have against Sellers under this Agreement or any other provision of this Agreement, (iii) Buyer shall not be obligated to proceed first against Sellers before resorting to BRG for payment or performance and (iv) BRG shall not be entitled to assert as a defense to the enforceability of its covenants and agreements hereunder any defense of Sellers with respect to any liabilities or obligations of Sellers to Buyer. BRG shall also join in the Initial Contracts and any other contracts of sale for the Properties for the same purpose that BRG has joined in this Agreement.

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

                                        SELLERS:

                                        BRIAD LODGING GROUP SOMERSET, LLC


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BRIAD LODGING GROUP WALLINGFORD, LLC


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BRIAD DEVELOPMENT WEST, LLC


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BRIAD DEVELOPMENT EAST, LLC


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BRIAD RESTAURANT GROUP, LLC


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BRG:

                                        BRIAD RESTAURANT GROUP, LLC

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------


                                        BUYER:

                                        APPLE HOSPITALITY FIVE, INC.


                                        By:
                                            ------------------------------------
                                            Glade M. Knight,
                                            President


                                        ESCROW AGENT:

                                        LANDAMERICA - DALLAS NATIONAL DIVISION


                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                              ---------------------------------

                                    EXHIBIT A

                                   Properties

                                                      Owner/Contract
Property                                 Rooms          Purchaser                            Location
------------------------------------------------------------------------------------------------------------------------
Homewood Suites - Somerset, NJ            123    Briad Lodging Group       Located at the SW quadrant of I-287
                                                 Somerset, LLC             (Exit 10, Route 527 Easton Avenue) and Worlds
                                                                           Fair Drive on Pierce Street

Homewood Suites - Wallingford, CT         104    Briad Lodging Group       Located at the SW quadrant of I-91
                                                 Wallingford, LLC          and Route 68 (Barnes Road, Exit 15)

Residence Inn - Rocky Hill, CT             96    Briad Development West,   Located at the NW quadrant of I-91
                                                 LLC                       and West Street (Exit 23) at Cromwell Avenue

Residence Inn - Mount Olive, NJ           123    Briad Development East,   Located at the NW quadrant of I-80
                                                 LLC                       and Route 206 (Exit 25)

Residence Inn - Bridgewater, NJ           120    Briad Development East,   Located at the SW quadrant of I-287
                                                 LLC                       and Route 22

Courtyard by Marriott - Farmington, CT    119    Briad Restaurant Group,   Located at the SE quadrant of I-84 and
                                                 LLC                       Route 71 (Exit 40)

                                    EXHIBIT I

                                  FORM OF DEED

                                   [ omitted ]

                                    EXHIBIT J

                              FORM OF BILL OF SALE

                                  BILL OF SALE

                               Dated:
                                      -----------
                         Effective Date:
                                         --------------

     WHEREAS, by bargain and sale deed of even date herewith,
                       , a                              ("Seller") conveyed to
-----------------------    ----------------------------
                      , a                       ("Purchaser"), whose mailing
----------------------    ---------------------
address is 10 S. Third Street, Richmond, Virginia 23219, that certain real property more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all improvements located thereon (the "Real Property"); and

     WHEREAS, in connection with the above described conveyance, Seller desires to sell, transfer and assign to Purchaser certain items of personal property as hereinafter described, pursuant to the terms of that certain Purchase Contract dated April 1, 2003 (the "Contract")

     NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Purchaser, and its successors and assigns, all of its right, title and interest in and to all items of Personal Property owned by Seller and located on, attached to, or used in connection with, the operation of the Real Property, including without limitation all FF&E described in Exhibit B hereto, Supplies, Leases, Deposits, Records, Warranties, Licenses, Service Contracts, Plans and Specs, Tradenames, FF&E Leases and Utility Reservations, to have and to hold, all and singular, the Personal Property unto Purchaser forever and Seller further agrees as follows:

     1. Capitalized terms not defined herein shall have the meanings set forth in the Contract.

     2. Seller hereby agrees to WARRANT and FOREVER DEFEND title to the Personal Property unto Purchaser, and its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise.

     3. Seller hereby warrants to Purchaser that the Personal Property is free and clear of all mortgages, liens, encumbrances, licenses, franchises, concession agreements, security interests, prior assignments or conveyances, conditions, restrictions, claims and other matters affecting title or possession, except for the Permitted Exceptions.

     4.   This Bill of Sale shall be governed by the laws of the State of
                          .
          ----------------

     IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date first above written.

                                            SELLER


                                                                               ,
                                            -----------------------------------

                                            a
                                              -------------------------


                                            By:
                                                --------------------------------
                                            Name (print):
                                            Title:

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                                  LIST OF FF&E

                                      J-3